Exhibit 3.1

The Companies Law 5759-1999

Private Company Limited by Shares

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

Oddity Tech Ltd.

Adopted by the Shareholders on February____, 2022

PART A: DEFINITIONS AND INTERPRETATION

1.	Definitions

In these Articles of Association, the following terms shall have the meaning appearing opposite them, unless another interpretation is expressly stated herein:

“2019 SPA”	Share Purchase Agreement, dated June 6, 2019, by and between the Company and L Catterton;

“Affiliate”	With respect to any Person, a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by or under common Control with the first-mentioned Person;

“Alternate Director”	As defined in these Articles;

“Articles”	These amended and restated articles of association as they may be modified or amended from time to time by the Shareholders;

“Board of Directors”

The Board of Directors of the Company elected or properly appointed in accordance with the provisions of these Articles; any committee of the Board of Directors to the extent that any of the authorities of the Board of Directors are delegated to it;

“Business Day”	Each day other than: (i) Friday, Saturday and Sunday, or (ii) any other day on which commercial banks in Israel or New York are generally closed for business;

“CEO”	The person holding this title and any person having the authority of a General Manager whatever his title;

“Closing Date of the SPA”	June 2, 2017;

“Companies Law”	The Israeli Companies Law, 5759-1999 and any and all rules and regulations promulgated thereunder, all as amended from time to time;

“Companies Ordinance”

Those sections of the Companies Ordinance [New Version] 5743 - 1983 that remain in force after the date of the coming into force of the Companies Law as the same shall be amended from time to time thereafter or any other law which shall replace those sections after the date of entry into force of the Companies Law;

“Company”	Oddity Tech Ltd.;

“Control”	Means (i) the ability to direct, or cause the direction of, the management and policies of the relevant Person, whether through the ownership of voting securities, by contract or otherwise, and whether directly or indirectly, or (ii) the beneficial ownership (directly or indirectly, including through one or more intermediaries) of 50% or more of the ownership interests in such Person, including the issued and outstanding share capital, voting rights or other ownership interests, or (iii) the right to appoint the majority of the directors (or the equivalent thereof) in such Person;

“Corporate Representative”	As defined in these Articles;

“Director” or “Directors”

A member or members of the Board of Directors who are elected or appointed in accordance with the provisions of these Articles, including an Alternate Director and a Corporate Representative serving in such capacity at the relevant time;

“Equity Securities”	(i) any Shares, other shares or interests, (ii) any ownership interests in a Person other than a company, including membership interests, partnership interests, joint venture interests and beneficial interests, and (iii) any warrants, options, convertible or exchangeable securities, convertible debt, subscription rights (including any preemptive or similar rights), calls or other rights to purchase or acquire any of the foregoing;

“Family Member”	With respect to any Person, the spouse, registered domestic partner, parent, sibling, descendants (including any adopted descendant) and trusts for the benefit of each of the foregoing of such Person who is a natural person ;

“Fully Diluted Basis”	With respect to any Person, after taking into account all issued and outstanding shares of such Person of any class (calculated on an as-converted basis), and after giving effect to the conversion or exercise (as the case may be) of all Equity Securities, including any and all undertakings or promises (whether written or oral) to receive the same, into the shares of such Person;

“Governmental Body”	Any (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) Israeli, federal, state, local, municipal, or other government; (c) governmental authority of any nature (including any governmental, administrative or regulatory division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal); or (d) multi-national organization or body;

“General Meeting”	As defined in the Companies Law;

“IM Investments”	Il Makiage Investments L.P. a limited partnership organized under the laws of Israel, registered number 550269492, having its principal offices at 8 Hacharash St., Tel Aviv, Israel;

“Involuntary Transfer”	Means and includes disposition upon death of a Shareholder, whether by will or upon intestacy; disposition pursuant to any judgment, execution, levy, seizure, attachment, or other similar legal process; transfer to any receiver, trustee in bankruptcy, assignee for the benefit of creditors, or other similar party; transfer or disposition in connection with a divorce or settlement decree or agreement; and any other transfer, direct or indirect, of any Interest or any part thereof, or of any legal, equitable or beneficial interests of a Shareholder in any Interest or part thereof, that is not a Voluntary Transfer;

“IPO”	An initial underwritten public offering of Shares that raised gross proceeds to the Company of at least US $75 million at a per share price equal to 2.5 x US$ 6,150.58 (as adjusted for any Recapitalization Event occurring following the issuance of the L Catterton SPA Shares);

“In Writing” or “Written”	Including by photocopy, facsimile or electronic mail;

“L Catterton”	LCGP3 PRO MAKEUP, L.P., a Delaware limited partnership, having its principal offices at 599 West Putnam Avenue, Greenwich, CT 06830, USA;

“L Catterton Entitlement Holdings Threshold”	A number of Shares equal to 75% of the number of L Catterton SPA Shares (as such number of shares may be adjusted for any Recapitalization Event);

“L Catterton SPA Shares”	As at February 15 2022, a total of 552,800 Shares as such number of shares may be adjusted for any Recapitalization Events occurring following that date;

“L Catterton 2019 SPA Shares”	As at February 15 2022, a total of 154,300 Shares as such number of shares may be adjusted for any Recapitalization Event occurring following that date;

“Minority Shareholder”	A Shareholder, holding 5% or less of the Company’s issued and outstanding share capital at that time;

“Non-U.S. CapEx”	Capital expenditures made by the Company, less all U.S. CapEx;

“Non-U.S. EBITDA”	as defined in the Shareholders Agreement;

“Office” or “the Offices of the Company”	The registered office of the Company at the relevant time;

“Office Holder” or “Officer”	As defined in the Companies Law;

“Oran Shilo”	OS Investments together with IM Investments;

“Ordinary Shareholder”	Any holder of Ordinary Shares of the Company, as may be from time to time

“OS Investments”	Oran Shilo Investments LP, a limited partnership organized under the laws of the State of Israel, registered number 55-025056-7, having its principal offices at 8 Hacharash St., Tel Aviv, Israel;

“Permitted Pledge”	A pledge, encumbrance or other security interest provided, directly or indirectly, by Oran Shilo (or by its direct or indirect shareholders) to any third party in respect of such number of Shares held by them directly or indirectly, equal to or less than the difference between (i) shares held by L Catterton (and its Permitted Transferees) and Oran Shilo (and its Permitted Transferees) at that time, minus (ii) shares that represent 51% of the Company’s issued and outstanding share capital at that time;

“Permitted Transferees”

With respect to a Shareholder:

(I)      in the case of an institutional, private equity, hedge, venture capital or other private investment fund, or any subsidiary of such a person, any partner, limited partner, retired partner, member or retired member of such holder, any affiliated fund, any fund which is Controlled by or under common Control with one or more general partners of such holder, any fund that is managed and governed by the same management company as such holder, any fund that Controls such holder or any fund that is Controlled by, under common Control with, managed or advised by the same management company or registered investment advisor that controls, is under common control with, manages or advises the fund that Controls such holder;

(II)    in the case of a mutual fund, pension fund, other pooled investment vehicle or an institutional client, to another mutual fund, pension fund, other pooled investment vehicle or an institutional client in connection with a merger, fund reorganization or otherwise for regulatory or fund management purposes;

(III)  in the case of a partnership, its limited partners, provided each has received their entitlement in the Transferred Company's shares on a pro-rata basis based on their limited partner's interest; or

(IV)    in the case of a natural person, an entity Controlled (directly or indirectly) by a natural person, or a trust created by a natural person,

(a)       such natural person;

(b)      a legal successor or heir of such natural person, provided that the foregoing shall not be regarded as Permitted Transferees for the purpose of Article 6.1.4.

(c)     a Family Member and, solely in the context of a transfer of assets in connection with a divorce, a former spouse of such natural person (provided that such transfer is not in excess of 50% of the shares held by such a Shareholder and subject to such former spouse signing an irrevocable proxy and power of attorney to such transferring Shareholder with respect to such transferred shares in form and substance reasonably satisfactory to the Board of Directors);

(d)    any custodian, trustee (including a trustee of a voting trust), executor or other fiduciary for the account of such Shareholder or natural person or any one or more Family Members of such natural person or any of such Shareholder's Permitted Transferees or any trust contemplated by clause (e);

(e)       a trust whose sole beneficiary(ies) is the Shareholder and/or its Permitted Transferees;

(f)       if the Shareholder is a trust, any beneficiary(ies) of the trust; and

(g)      a company, corporation, partnership or limited liability company Controlled by such natural person and/or his Family Members directly, or indirectly through one or more Permitted Transferees thereof;

provided that with respect to Class B Shares, in the case of clauses (IV)(c) through (g), such natural person maintains the exclusive ability to vote the Class B Shares.

For the avoidance of any doubt, as of the Effective Time, Oran Holtzman is a Permitted Transferee and the ultimate Controlling shareholder of Oran Shilo.

“Person” or “person”	Any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, trust union, association, court, tribunal, agency, governmental, regulatory organization, arbitrator, board, bureau, instrumentality, governmental authority or other entity, enterprise, authority or business organization, including any Governmental Body;

“Recapitalization Event”	Any dividend in Shares (i.e., issuance of bonus shares), split-up of shares, redemption of Shares, combination of Shares into a lesser number of Shares, re-capitalization, reclassification, exchange pursuant to a merger or consolidation or similar event (if immediately following such transaction all of the capital stock of the surviving or resulting corporation is held by persons who were Shareholders immediately preceding such transaction);

“Register of Charges”	The register of charges pursuant to Section 172 of the Companies Ordinance;

“Register of Directors”	The register of Directors pursuant to Section 224 of the Companies Law;

“Register of Shareholders”	The register of shareholders of the Company pursuant to Section 127 of the Companies Law, together with any additional shareholders register that the Company may maintain outside Israel;

“Shareholder”	Any holder of Shares of the Company, as may be from time to time;

“Shares”	Any shares of any class of the Company;

“Security Interest”	Means any mortgage, charge, pledge, lien, attachment, assignment, security interest, hypothecation, restriction, option, right to acquire, right of first offer, right of first refusal or right of pre-emption or any other encumbrance or third party right or interest of any kind; or any other agreement or arrangement the effect of which is the creation of security; any other type of arrangement (including a title transfer or retention arrangement) having similar effect; or any agreement or arrangement or obligation to create any of the same;

“Shareholders Agreement”	The amended and restated shareholders agreement dated October 25, 2021, among L Catterton, Oran Shilo and the Company;

“Simple Majority”

A majority of those present and voting at a general meeting or meeting of the Board of Directors. The vote of any person present at a meeting as aforesaid who does not vote or abstains from voting with respect to any matter on the agenda shall not be included in the number of votes cast;

"SPA"	as defined in the Shareholders Agreement;

“Strategic "Partnership	as defined in the Shareholders Agreement;

“Surplus Account”	The profits of the Company as appearing in the books of account of the Company;

“Transaction”	A contract or an agreement or a unilateral decision to bestow a right or some other benefit;

“Transfer”	Means any Voluntary Transfer or Involuntary Transfer;

“U.S. Business”	Means the Company’s retail and other businesses operated in the United States or promoted or marketed primarily to the United States market, including all sales made in the United States;

“U.S. CapEx”	Means capital expenditures made solely with respect to the U.S. Business;

“U.S. EBITDA”	Means consolidated earnings before interest, taxes, depreciation and amortization of the U.S. Business of the Company’s subsidiaries, as set forth in such Subsidiaries' standalone financial statements for the most recently completed fiscal year, as determined in accordance with the same methodology used to calculate the Non-U.S. EBITDA;

“V81 SPA”	Share Purchase Agreement dated July 9, 2021 in respect of Voyage81 Ltd.

“Voluntary Transfer”	Any sale, transfer, assignment, gift, pledge or encumbrance, grant of security interest, distribution pursuant to voluntary liquidation, or other voluntary disposition or alienation of any Shares or Equity Securities or any portion thereof or of any legal, equitable and beneficial interest in Shares or Equity Securities or part thereof;

“year” or “month”	According to the Gregorian calendar.

In addition to the defined terms in this Article 1, each capitalized term listed below has the meaning ascribed to it in the Article referenced opposite such term.

Defined Terms

Acceptance Notice	Articles 12.2.1, 13.2
Acquirer	Article 12.4.1
Appointment	Article 17.6
Anti Trust Law	Article 26.1
Business Plan	Article 22.13
Chairman	Article 18.1.2
Class A Shares	Article 4
Class B Shares	Article 4
Distress Fund Raising	Article 22.1
Equity Grants	Article 13.1
Financing	Article 13.1
Invested Capital	Article 22.3
L Catterton Director	Article 17
New Securities	Article 13.1
Notice	Articles 12.2.1, 13.1
Offer	Articles 12.2.1, 12.4.1
Offeree	Article 12.2.1
Offered Shares	Articles 12.2.1, 12.3.1
Offeror	Article12.2.1
Ordinary Shares	Article 4
Participation Notice	Article 12.3.2
Proposed Transaction	Articles 12.3.1, 12.4.1
Redeemable A Shares	Article 4
Response Period	Article 12.2.1
Secretary	Article 25
Securities Law	Article 26.1f
Selling Shareholder	Article 12.3.1
Senior Securities	Article 22.1
Subsidiary	Article 22
Tag-Along Period	Article 12.3.2

2.	Interpretation

2.1	Subject to the provisions of Article 1 above, and unless the context expressly requires some other interpretation, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Companies Law or in the Companies Ordinance, as the case may be.

2.2.	In these Articles, words in the singular shall include the plural (and vice versa); masculine terms shall include the feminine gender (and vice versa), and words indicating individuals shall include corporations.

2.3.	Any Article in these Articles which provides for an arrangement which differs in whole or in part from any provision in the Companies Law or the Companies Ordinance, as the case may be, which can be stipulated against, amended or added to, in whole or with regard to specific matters or within specific limitations, in accordance with any law, shall be considered a stipulation against the provision of the Companies Law or the Companies Ordinance, as the case may be, even if the actual stipulation is not specified in the said Article, and even if it is expressly stated in the Article (in whatever form) that the effectiveness of the Article is subject to the provisions of any law.

2.4.	In the event of a contradiction between any Article and the provisions of any law that may not be stipulated against, amended or added to, the provisions of the said law shall prevail, provided that nothing thereby shall nullify or impair the effectiveness of these Articles or any other Article herein.

2.5.	In interpreting any Article or examining its effectiveness, the interpretation shall be given to that Article which is most likely to achieve its purpose as appearing therefrom or as appearing from the other Articles included within these Articles of Association.

PART B: THE COMPANY, ITS OBJECTS AND ITS CAPITAL

3.	The Company and its Objects

3.1.	The Company is a private company.

3.2.	The objectives of the Company shall be to undertake any lawful activity.

3.3.	The Company is subject to the following limitations:

(a)	the Company may not offer any shares, convertible securities or debentures of the Company to the public;

(b)	the number of Shareholders for the time being in the Company (exclusive of employees of the Company and former employees of the Company who have continued as Shareholders in the Company after the termination of such employment) is limited to fifty (50). Where two or more persons hold one or more shares in the Company jointly, they shall, for the purposes of this Article, be treated as a single Shareholder;

(c)	the transfer of Equity Securities in the Company (and the transfer of any rights in shares held by a number of joint owners) shall be subject to the restrictions contained in these Articles.

3.4.	The Company may contribute reasonable amounts for any suitable purpose or category of purposes even if such contributions do not fall within business considerations of the Company. The Board of Directors may determine the amounts of the contributions, the purpose or category of purposes for which the contribution is to be made and the identity of the recipients of any contribution.

3.5.	The Company may at any time undertake any kind of business activity which is permitted under the terms of these Articles, expressly or by implication, and may refrain from these activities, whether or not the Company has commenced that kind of business activity, all in the absolute discretion of the Board of Directors.

4.	Capital of the Company

The authorized share capital of the Company is NIS 14,000 (Fourteen Thousand New Israeli Shekels) divided into (i) 10,000,000 (Ten Million) Class A Ordinary Shares of nominal value NIS 0.001 each (“Class A Shares”); (ii) 2,000,000 (Two Million) Class B Ordinary Shares of nominal value NIS 0.001 each (“Class B Shares” and, together with the Class A Shares, the “Ordinary Shares”); and (iii) 2,000,000 (Two Million) Redeemable A Shares of nominal value NIS 0.001 each (“Redeemable A Shares”).

5.	Limited Liability

The liability of each of the Shareholders of the Company for the indebtedness of the Company shall be limited to payment of the nominal value of the shares of that Shareholder.

6.	Rights attaching to the Shares

6.1.	Rights of Ordinary Shares

6.1.1.	Voting Rights.

(a)	Except as otherwise expressly provided herein or required by applicable law, the holders of Class A Shares and Class B Shares shall vote together as one class on all matters submitted to the vote of the Shareholders.

(b)	Except as otherwise expressly provided herein or required by applicable law, on any matter that is submitted to a vote of the Shareholders, each holder of Class A Shares shall be entitled to one (1) vote for each Class A Share then held by it, and each holder of Class B Shares shall be entitled to ten (10) votes for each Class B Share then held by it.

6.1.2.	Identical Rights. Unless these Articles provide otherwise, the Class A Shares and Class B Shares shall carry the same rights and rank equally, share ratably and be identical in all respects, and each Class A Share and Class B Share shall vest in the holder thereof:

(a)	The right to receive an invitation to and to participate in each General Meeting of the Company, annual or special, and the right to one (1) vote (in respect of each Class A Share) or ten (10) votes (in respect of each Class B Share) in respect of each share that the holder holds in every vote at each General Meeting of the Company in which he participates provided that the share is owned by the shareholder on the date specified in the resolution to convene the General Meeting in question;

(b)	The right to receive, together with the Redeemable A Shares, if and to the extent distributed, dividends, bonus shares and any other distribution in each case, in accordance with the number of shares that the shareholder holds on the date upon which it is resolved to distribute the dividend or bonus shares or other distribution (as the case may be) or at such later date as shall be provided in the resolution in question. The Class A Shares, Class B Shares and Redeemable A Shares shall be treated equally, identically and ratably, on a per share basis, with respect to any dividend, bonus shares or distribution, provided that any bonus shares issued on a share shall be in the same per share ratio for all classes, but shall be of the same class of the share on which it is being distributed (i.e. Class A Shares will be issued as bonus shares on outstanding Class A Shares, Class B Shares will be issued as bonus shares on outstanding Class B Shares and Redeemable A Shares will be issued as bonus shares on outstanding Redeemable A Shares), unless different treatment is proposed by the Board of Directors and approved in a general meeting of each of the Class A Shares and Class B Shares, each voting separately as a class, and in which a majority of the shares of each such class present and voting in such meeting affirmatively votes in favor of such different treatment;

(c)	The right to participate in the distribution of any surplus assets of the Company upon liquidation (it being clarified that the Class A Shares, Class B Shares and Redeemable A Shares shall be treated equally, identically and ratably, on a per share basis, with respect to the distribution of any surplus assets of the Company upon liquidation).

(d)	If the Company effects a split, reverse split, subdivision or combination of the outstanding Class A Shares, Class B Shares or Redeemable A Shares, the outstanding Shares of each other class will be subject to the same split, reverse split, subdivision or combination in the same proportion and manner, unless different treatment is proposed by the Board of Directors and approved in a general meeting of each of the Class A Shares and Class B Shares, each voting separately as a class, and in which a majority of the shares of each such class present and voting in such meeting affirmatively votes in favor of such different treatment.

(e)	Change of Control Transaction. Class A Shares, Class B Shares and Redeemable A Shares shall be treated equally, identically and ratably on a per share basis with respect to any consideration into which such Shares are converted or any consideration paid or otherwise distributed to Shareholders of the Company in connection with a Change of Control Transaction (as defined below), unless different treatment of the Shares of each such class is proposed by the Board of Directors and approved in a general meeting of each of the Class A Shares and Class B Shares, each voting separately as a class, and in which a majority of the shares of each such class present and voting in such meeting affirmatively votes in favor of such different treatment.

6.1.3.	Voluntary Conversion. Each one (1) Class B Share shall be convertible into one (1) Class A Share at the option of the holder thereof, at any time, upon written notice to the Company.

6.1.4.	Automatic Conversion Upon Transfer. Class B Shares shall automatically convert into an equal number of Class A Shares upon a Transfer of such Class B Shares (including, for the avoidance of doubt, a Transfer to another Shareholder, including a Transfer pursuant to an exercise of Section 12.2 (Right of First Offer)) by the holder of such shares as of immediately following the Effective Time (or in the case of any Class B Shares issued following the Effective Time, by the holder of such Class B Shares as of the time of original issuance of such shares) (any such holder, the “Operative Holder”) or by any of such Operative Holder’s Permitted Transferees to a natural person or entity other than (A) the Operative Holder, or (B) a Permitted Transferee of such Operative Holder, provided, however, that the following shall not be considered a “Transfer” for the purposes of this Article 6.1.4: (a) the pledge of Class B Shares by a holder of Class B Shares that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as the holder of Class B Shares continues to exercise exclusive voting control over such pledged shares; provided, however, that a foreclosure on such Class B Shares or other similar action under or in connection with the pledge shall constitute a “Transfer” for the purpose hereof; and (b) the fact that, at any time the spouse of any holder of Class B Shares possesses or obtains an interest in such holder’s Class B Shares arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such Class B Shares.

6.1.5.	Conversion of All Outstanding Class B Shares. Each one (1) issued and outstanding Class B Share shall automatically, without any further action, convert into one (1) Class A Share upon the earliest of: (a) the date specified by affirmative vote or written consent of the holders of at least sixty percent (60%) of the outstanding Class B Shares, voting or acting as a separate class; (b) 5:00 pm New York City time on a date fixed by the Board that is not less than sixty (60) days nor more than one hundred and eighty (180) days following the date that Oran Shilo and Oran Holtzman, together with their Permitted Transferees, cease to hold an aggregate of at least thirty-three percent (33%) of the number of Class B Shares held by such holders at the Effective Time (as such number of shares is adjusted for any Recapitalization Event); (c) 5:00 pm New York City time on a date fixed by the Board that is not less than sixty (60) days nor more than one hundred and eighty (180) days following the death of Oran Holtzman; and (d) the seven-year anniversary of the closing date of the Company’s IPO.

6.1.6.	Procedures. The Company may, from time to time, establish such policies and procedures relating to the conversion of Class B Shares to Class A Shares and the general administration of this dual class share structure, including the issuance of share certificates (or the establishment of book-entry positions) with respect thereto, as it may deem necessary or advisable, and may request that holders of Class B Shares furnish affidavits or other proof to the Company as it deems necessary to verify the ownership of Class B Shares and to confirm that a conversion to Class A Shares has not occurred.

The Company may provide a written notice and certification request to any holder of Class B Shares that (a) specifies a date that is not less than ninety (90) calendar days after the date of such notice and certification request (the “Certification Date”) and (b) requests a certification, in a form satisfactory to the Company, verifying such holder’s ownership of Class B Shares and confirming that an event requiring a conversion to Class A Shares has not occurred to be delivered by such holder to the Company by the Certification Date. To the extent such holder does not furnish a certification satisfactory to the Company prior to the specified Certification Date, any such Class B Shares held by such holder shall automatically, and without further action by the Company or such holder, be deemed to have converted into Class A Shares as of the Certification Date.

A determination by the Board that a Transfer results in a conversion to Class A Shares shall be conclusive and binding.

6.1.7.	Immediate Effect of Conversion. In the event of a conversion of Class B Shares to Class A Shares pursuant to this Article 6, such conversion(s) shall be deemed to have been made either at the time that the Company receives the written notice required, the time that the Transfer of such shares occurred or upon the applicable dates or events set forth in Articles 6.1.4 through 6.1.6 above (inclusive), as applicable. Upon any conversion of Class B Shares to Class A Shares, all rights of the holder of such Class B Shares shall cease and the person or persons in whose names or names the certificate or certificates (or book-entry position(s)) representing the Class B Shares) are to be issued shall be treated for all purposes as having become the record holder or holders of such number of Class A Shares into which such Class B Shares were convertible. Class B Shares that are converted into Class A Shares as provided in this Article 6 shall not be reissued. Any proxy issued with respect to Class B Shares shall, unless otherwise stated in such proxy, continue to apply with respect to the Class A Shares into which the Class B Shares have been converted.

6.1.8.	Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued Class A Shares, solely for the purpose of effecting the conversion of the Class B Shares as provided in this Article 6, such number of its Class A Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Shares into Class A Shares.

6.1.9.	Definitions. In this Article 6.1, the following terms (whether or not capitalized) shall bear the meanings set forth opposite them, respectively, unless the subject or context requires otherwise:

(a)	“Change of Control Transaction” means (i) the merger, consolidation, business combination, or other similar transaction of the Company with any other entity, other than a merger, consolidation, business combination, or other similar transaction that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company and more than fifty percent (50%) of the total number of outstanding Shares of the Company, in each case as outstanding immediately after such merger, consolidation, business combination, or other similar transaction, and the shareholders of the Company immediately prior to the merger, consolidation, business combination, or other similar transaction own voting securities of the Company, the surviving entity or its parent immediately following the merger, consolidation, business combination, or other similar transaction in substantially the same proportions (vis-à-vis each other) as such shareholders owned the voting securities of the Company immediately prior to the transaction; (ii) a recapitalization, liquidation, dissolution, or other similar transaction involving the Company, other than a recapitalization, liquidation, dissolution, or other similar transaction that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company and more than fifty percent (50%) of the total number of outstanding Shares of the Company, in each case as outstanding immediately after such recapitalization, liquidation, dissolution or other similar transaction, and the shareholders of the Company immediately prior to the recapitalization, liquidation, dissolution or other similar transaction own voting securities of the Company, the surviving entity or its parent immediately following the recapitalization, liquidation, dissolution or other similar transaction in substantially the same proportions (vis-à-vis each other) as such shareholders owned of the voting securities of the Company immediately prior to the transaction.

(b)	“Effective Time” shall mean the date on which the Class B Shares are initially issued to the holders thereof.

6.2.	Redeemable A Shares – The Redeemable A Shares shall not have any voting rights and the holders thereof will not be entitled to attend or vote at any General Meeting in respect of the Redeemable A Shares, shall not be entitled to receive notice of any General Meeting in respect of such shares and shall not be entitled or required to sign any shareholders' written consent in respect of such shares. Without derogating from the generality of the immediately preceding sentence, in the event the consent of the holders of the Redeemable A Shares is required to effect any of the resolutions of the shareholders in accordance with the Companies Law, the holders of Redeemable A Shares hereby waive any rights to vote as a separate class to the maximum extent permitted by law. In the event that, notwithstanding this Article above, a class vote of the Redeemable A Shares is required and cannot not be waived by law, each Redeemable A Share shall convey to its holder the right to receive notice of, and to participate and vote in, such class vote, and each holder thereof shall be required to vote such shares in the same manner voted or instructed by the majority of the Class A Shares and Class B Shares voting together as one class on an as-converted basis (as provided below). Notwithstanding the above, the holders of Redeemable A Shares shall have all other rights of shareholders under the Companies Law, including without limitation, the right to receive annual audited financial statements.

6.2.1.	Redemption at the Option of a Holder - If the Company does not consummate a Deemed Liquidation Event (as defined below) prior to the second anniversary of the date of original issuance of the Redeemable A Shares, then for a period of three months following such second anniversary (such three month period, the “Redemption Period”), each holder of Redeemable A Shares will have the right to require the Company to redeem such shares at a redemption price per share equal to the value of each Consideration Share (as defined in the V81 SPA, and the value of which is as agreed pursuant to the V81 SPA), as such price may be adjusted for any Recapitalization Event occurring following the issuance of the Redeemable A Shares (including Recapitalization Events that occurred prior to the adoption of these Articles), plus all accumulated, accrued, declared but unpaid dividends thereon. The Company shall provide the holders of the Redeemable A Shares with a notice of the commencement date of the Redemption Period. Each holder of Redeemable A Shares shall be entitled, during the Redemption Period, to provide written notice to the Company (via email) stating its desire to have its Redeemable A Shares (all or a part thereof) so redeemed (in this Article 6.2: the “Notice”). The Company shall be required to effect such redemption within 14 days following receipt of the Notice, by making payment, in cash to such holder, in accordance with wire instructions provided in the Notice. For the sake of clarity, until the consummation of such redemption, the Redeemable A Shares shall remain outstanding and shall convey to the holders thereof all rights, preferences and privileges set forth in the Articles, under applicable law and hereunder.

6.2.2.	Non-transferability– Without prejudice the provisions of Article 12, until the earlier of the Company’s IPO, Direct Listing or consummation of a SPAC Transaction (as defined below), the Redeemable A Shares shall be non-transferable except for a sale: (i) as part of a Deemed Liquidation Event; or (ii) pursuant to Article 12.3. Any Transfer of Redeemable A Shares in violation of this Article 6.2.2 shall be null and void.

6.2.3.	Conversion – Upon the earlier of (a) the consummation of the Company’s IPO, Direct Listing or consummation of a SPAC Transaction, or (b) any transfer of a Redeemable A Share, subject to Article 6.2.2 above, each such issued and outstanding Redeemable A Share shall, immediately prior to and subject to the consummation of the transfer thereof, be automatically converted into one Class A Share (adjusted for any Recapitalization Event).

For the sole purpose of this Article 6.2, any of the following events shall be considered a “Deemed Liquidation Event”: (A) any merger, reorganization or consolidation of the Company with or into another entity, or the acquisition of the Company by means of any transaction or series of related transactions, except any such merger, reorganization, consolidation or other transaction or series of related transactions, in which the issued shares of the Company as of immediately prior to such transaction represent, immediately following such merger, reorganization, consolidation or other transaction or series of related transactions, at least a majority, by voting power, of the issued and outstanding shares of the surviving or acquiring entity ; (B) a sale or other disposition of all or substantially all of the shares and/or the assets of the Company, in a single transaction or a series of related transactions, other than to a wholly-owned subsidiary of the Company; (C) the consummation of the Company’s IPO, Direct Listing or consummation of a SPAC Transaction

For the sole purpose of this Article, (a) “SPAC Transaction” means a merger, consolidation, share exchange, share purchase or other business combination between (1) the shareholders of the Company, the Company and/or a wholly-owned subsidiary of the Company and (2) a publicly listed “special purpose acquisition company” (a “SPAC”) and/or its shareholders (or a subsidiary of the publicly listed company), in connection with which either (x) the Company becomes a publicly listed Company (or a subsidiary of a publicly listed company), or (y) the shareholders of the Company immediately prior to the closing of such merger, consolidation, share exchange, share purchase or other business combination hold or have the right, by virtue of their shareholdings in the Company, to acquire or to be issued, immediately following the closing of such merger, consolidation, share exchange, share purchase or other business combination, the majority shareholding in a publicly listed company that is the surviving entity of such merger, consolidation, share exchange, share purchase or other business combination; (b) “Direct Listing” means the Company’s initial listing of its Class A Shares on an internationally recognized exchange by means of an effective registration statement.

6.3.	Subject to the provisions of any law, and without prejudice to any special rights granted to the current Shareholders of the Company prior to such date and any rights set forth in Article 22, if any, the Company (acting through the Board of Directors) may issue shares, whether included within the original capital of the Company or as a result of an increase in capital, with rights that are superior or inferior to the outstanding shares, or may issue shares which are preferred or subordinated with regard to distributions, voting rights, the right to repayment of capital or in connection with any other matter, all as the Company shall determine from time to time.

6.4.	If at any time the share capital is divided into different classes of shares, the General Meeting may, unless the terms of issue of that class of shares provide otherwise, amend, convert, expand, add to or otherwise alter the rights, preferences, limitations and provisions relating to those shares (or which do not relate at such time to one of the classes), provided that the holders of the class of shares that have been issued and whose rights will be affected thereby agree thereto at a meeting of the holders of the shares of the said class.

6.5.	The special rights of the holders of any shares or class of shares that have been issued, including shares issued with preferred rights or other special rights, shall not be deemed to have been altered or impaired as a result of the creation or issue of additional shares of equal rank or as a result of the cancellation of authorized share capital of the same class which have not yet been issued, unless it is otherwise specified in the conditions of issue of those shares.

6.6.	The consolidation or division of the share capital of the Company shall not be deemed to amend the rights attaching to the shares which are the subject of such consolidation.

6.7.	The provisions of these Articles with respect to General Meetings shall apply to all meetings of any class of Shareholders, mutatis mutandis.

6.8.	Subject to any special provisions in this regard contained in these Articles, the unissued shares forming part of the authorized share capital of the Company shall at all times be under the control of the Board of Directors, which shall be entitled to issue or otherwise deal with them, in favour of such Persons, for cash or other non-cash consideration, upon such terms and conditions and at such times as the Board of Directors shall deem fit. The Board of Directors shall have full authority to issue a demand for payment in respect of any shares, at such times, for such period and for such consideration as the Board of Directors shall deem fit, and to grant any Person the right to demand that any shares be issued to him at such times, for such period and for such consideration as the Board of Directors shall determine in its absolute discretion.

6.9.	Subject to Article 22, the Company may issue redeemable Equity Securities upon such terms as the Board of Directors of the Company shall determine.

6.10.	The Board of Directors may attach to redeemable Equity Securities the attributes of shares, including voting rights and the right to participate in profits.

7.	Shareholders

7.1.	The Company shall be entitled to treat the registered holder of any share, including a Shareholder holding a share on trust, as the absolute owner, and accordingly shall not be required to recognize any claim on the part of any person on the basis of any equitable right or on any other basis in relation to such share, or in relation to any benefit therein on the part of any other person unless an order to this effect has been given by a court of competent jurisdiction.

7.2.	The Board of Directors may, from time to time, set procedures in connection with determining the identity of Shareholders and in connection with the manner in which any right, benefit, asset or amount should be transferred to or distributed among them, including, without limitation, with respect to the distribution of dividends or bonus shares, and with respect to the grant of any right, asset or other benefit to the Shareholders in their capacity as such. Any monies, bonus shares, rights or property of any kind that are transferred to a Shareholder (including to his agent, attorney or to any other person that the Shareholder directs) whose identity has been authenticated in accordance with the procedures as aforesaid shall be deemed settlement in full and release of the indebtedness of the Company towards any person claiming a right to such payment, transfer, distribution or grant of right, as the case may be.

8.	Changes in Share Capital

8.1.	Subject to Article 22.2, the General Meeting of the Company may, from time to time, increase the authorized share capital of the Company by creating new shares, whether or not all of the shares that have been resolved to be issued have in fact been issued at such time, and whether or not all of the shares which have been issued at such time have been paid in full. The increase in share capital shall be in such amount and divided into shares and shall be made subject to such terms and conditions and with such rights and preferences as shall be specified in the resolution creating the shares and in particular the shares may be issued with preferred or subordinated rights (or without rights) to dividends, voting, repayment of capital or with respect to any other matters.

8.2.	Unless the resolution authorizing the increase in share capital provides otherwise, the new shares shall be issued subject to all of the provisions of these Articles which apply to the existing share capital of the Company.

8.3.	The General Meeting of the Company may, from time to time, cancel any of its unissued authorised share capital, unless there is any outstanding obligation on the part of the Company, including a conditional obligation, to issue the shares.

8.4.	The General Meeting of the Company may, from time to time, combine and/or divide the authorised share capital of the Company into shares without nominal value and/or shares with a greater and/or lower nominal value and/or into different classes of shares than those then existing.

PART C: THE SHARES

9.	Share Certificates

9.1.	Share certificates shall be signed by authorised signatories on the part of the Company, as may be determined by the Board of Directors from time to time, alongside the name of the Company.

9.2.	Each Shareholder whose name appears in the Register of Shareholders shall be entitled to receive one share certificate in respect of the shares registered in his name, or, if the Board of Directors so authorizes (and after payment of the amount which the Board of Directors shall determine from time to time) to a number of share certificates, each one in respect of one or more of these shares. Each share certificate shall indicate the name of the Shareholder, the number of shares in respect of which it has been issued, and additional particulars that shall be determined by the Board of Directors.

9.3.	A certificate in respect of a share registered in the name of two or more persons shall be delivered to such person as all of the registered shareholders of that share shall direct, and in the absence of such direction, to the person whose name appears first on the Register of Shareholders from among the names of the joint owners.

9.4.	If a certificate is lost or damaged, the Board of Directors may issue a new certificate in its place, provided that the original certificate is presented to and destroyed by the Board of Directors, or it is proved to the satisfaction of the Board of Directors that the certificate has been lost or destroyed, and the Board of Director receives security satisfactory to it in respect for any possible damage, in each case against payment if a requirement for such a payment is imposed.

9.5.	Shares shall be deemed to have been paid in full if the full amount of the nominal value and any premium thereon has been paid, in accordance with the terms of issue of the shares.

10.	Calls on Shares

10.1.	The Board of Directors may, from time to time, at its sole discretion, make calls for payment upon shareholders in respect of any sum that has not been paid up in respect of shares held by such shareholders and which, pursuant to the terms of allotment or issuance of such shares, is not payable at a fixed time. Each shareholder shall pay to the Company the amount of every call so made upon him at the time and place designated by the Board of Directors. A call for payment may be made for payment of a number of installments. A call for payment shall be deemed to be made when the decision to issue the call is approved by the Board of Directors.

10.2.	Notice of any call for payment shall be given In Writing to the Shareholder not less than fourteen (14) days prior to the time of payment fixed in such notice, and shall specify the amount due, the time and place of payment, and the person to whom such payment is to be made. Prior to the time for any such payment fixed in a notice of a call given to a Shareholder, the Board of Directors may, by notice in writing to such Shareholder, revoke such call in whole or in part or extend the time fixed for payment.

10.3.	Joint holders of a share shall be jointly and severally liable to pay all calls for payment in respect of such share.

10.4.	If pursuant to the terms of allotment or issuance of a share, or otherwise, an amount is payable at a fixed time or in installments at fixed times, whether on account of such share or by way of premium, such amount shall be payable at such time as if it was payable by virtue of a call for payment made by the Board of Directors and for which due notice was given, and the provisions of these Articles with regard to calls shall be applicable to such amount.

10.5.	If any amount called for payment is not paid prior to or on the due date for payment, the person who, at such time, is the owner of the share for which the call for payment was issued or payment is due shall pay interest on such amount at the rate determined by the Board of Directors from time to time, from the date fixed for payment until actual payment. The Board of Directors may decide to waive all or part of such interest.

10.6.	With the consent of the Board of Directors, any Shareholder may pay to the Company any amount not yet called or payable in respect of his shares. If agreed with the shareholder, the Board of Directors may approve the payment by the Company of interest on all or part of any such amount until the date the amount would have been payable if it had not been paid in advance, at such rate as may be agreed by the Board of Directors and the Shareholder. The Board of Directors may, at any time prior to the due date for payment, cause the Company to repay the money so advanced to such Shareholder.

11.	Forfeiture and Charge

11.1.	If a Shareholder fails to pay an amount payable by virtue of a call or any portion thereof, on or before the day fixed for payment of the same, the Board of Directors may at any time after the day fixed for such payment, so long as such amount or any portion thereof remains unpaid, issue a notice to the said Shareholder requiring him to pay such amounts, together with accumulated interest thereon and any expenses incurred by the Company in connection with the non-payment.

11.2.	The notice shall state the date and place or places on which the call or the said demand must be paid, together with interest and expenses as stated above. The notice shall also specify that, in the event of non-payment on or before the said date at the place specified in the notice, the shares in respect of which the call was made or payments are due may be forfeited.

11.3.	If the requirements of such notice have not been met, then following such time until the payment of the call, or the said amount, the interest and expenses payable in connection with the shares, the Board of Directors may decide to forfeit the shares in respect of which such notice was issued. Such forfeiture shall include any dividends that have been declared with respect to such shares and which have not yet been paid prior to such forfeiture.

11.4.	Any forfeited share shall be considered the property of the Company and the Board of Directors may, in accordance with these Articles and subject to any provisions of law, sell, reissue or transfer such share in any manner as it may see fit.

11.5.	The Board of Directors may, at any time prior to such sale, reissuance or Transfer in another manner of the forfeited share, cancel the forfeiture in such manner and on such conditions as it shall determine in its absolute discretion.

11.6.	Each Shareholder whose shares have been forfeited shall cease to enjoy any rights in connection with the forfeited shares, provided that, notwithstanding the foregoing, it shall be required to immediately pay to the Company the amount of any call or unpaid amounts including interest and expenses payable to the Company in respect of the shares on the date on which the forfeiture was carried out together with interest on such sums from the date of forfeiture until the date of payment of all such amounts (including interest and expenses as stated above) at the rate determined by the Board of Directors, provided only that in the event that the forfeited shares are resold, the amount of the debt of the Shareholder whose shares are forfeited shall be reduced by the net amount (after deduction of tax and expenses of the Company in respect of the sale of the forfeited shares) received by the Company from the resale.

11.7.	The provisions of these Articles regarding forfeiture of shares shall also apply to the non-payment of any specific amount that, according to the terms of allotment or issuance of the relevant share, is payable at a fixed time (whether in respect of the nominal value of the shares and whether in respect of premium) as if such amount was payable following a call issued and notified to the Shareholder in accordance with the law.

11.8.	The Company shall have a first ranking charge over all shares registered in the name of the Shareholders (without regard to any equitable or other claim or in such shares on the part of any other person), other than with respect to shares that are fully paid up, including with respect to any proceeds of sale, for the purposes of paying the debts and obligations of the said shareholder to the Company whether individually or together with another person in respect of the shares issued to him by the Company, whether or not such debts or obligations have matured. The said charge shall also apply to all dividends declared from time to time in respect of such shares.

11.9.	In order to realize the said charge, the Board of Directors shall be entitled to sell the shares subject to the charge in such manner as it shall see fit in its sole discretion; provided that no shares may be sold unless the shareholder or his executor has received written notice specifying that the Company intends to sell the shares and the said shareholder or executor, as appropriate, has not paid all the said amounts or complied with the obligations within a period of ten Business Days from the date of issuance of such notice.

11.10.	The net amounts (after deducting any tax and expenses incurred by the Company in such sale) from the sale as stated above shall serve to pay the said debts and to fulfill the said obligations of the Shareholder including the debts and obligations which have not yet matured, and any surplus shall be paid to the Shareholder or his executor.

11.11.	Upon any sale after forfeiture or upon the realization of the charge in accordance with these Articles, the Board of Directors shall be entitled to appoint any person to sign a share transfer deed with respect to such shares and to cause the purchaser to be registered in the Register of Shareholders as the owner of the shares being sold. The purchaser shall not be required to confirm the validity of the sale proceedings or to confirm the application of the proceeds of such sale and, after the registration of such shareholder in the Register of Shareholders with respect to such shares, the validity of the sale shall not be disputed and the sole remedy of any person who is harmed by the sale shall be to seek damages solely against the Company.

12.	Restrictions on Transfer of Shares

No Shareholder shall make any Transfer of any Equity Securities, except in compliance with this Article 12. Any Transfer of shares or other Equity Securities of the Company in violation of this Article 12 shall be null and void.

12.1.	General Restrictions

Without derogating from the other provisions of this Article12, any Transfer of shares or other Equity Securities of the Company (including to a Permitted Transferee) shall be subject to the following:

12.1.1.	conditioned upon the execution by the transferee of a written undertaking whereby the transferee agrees to adhere to and observe the provisions of these Articles and the Shareholders Agreement, and to assume all of the transferor’s obligations and undertakings under these Articles and such the Shareholders Agreement;

12.1.2.	no Shareholder may Transfer Equity Securities to a proposed transferee (including its Controlling Persons and/or any Affiliates thereof) who is indicted in charges of, or has been convicted of, a criminal offense (other than traffic and other minor violations), unless the Board of Directors (including the approval of a L Catterton Director, which will not be unreasonably withheld) finds that such circumstances are not materially detrimental to the business or the reputation of the Company and its Subsidiaries, taken as a whole; and

12.1.3.	Any rights of L Catterton set forth in these Articles and/or in the Shareholders Agreement shall be transferable provided that they are transferred together with the L Catterton SPA Shares and/or the L Catterton 2019 SPA Shares in accordance with the terms of these Articles and the Shareholders Agreement; provided, however, that L Catterton and its Permitted Transferees shall not transfer to a transferee who is not a Permitted Transferee of L Catterton, and no transferee of L Catterton who is not its Permitted Transferee shall be entitled to exercise, any rights under Article 27 (Protective Covenants). For the avoidance of doubt, L Catterton’s rights under these Articles and under the Shareholders Agreement may be transferred to any of its Permitted Transferees, including the rights under Article 22.

12.1.4.	Without prejudice of the aforesaid, a Minority Shareholder will not Transfer its Equity Securities to any Person without a prior written approval from the Board of Directors, which may be withheld for any reason and without any justification, and any such Transfer will be subject to Article 12.2.

12.2.	Right of First Offer

12.2.1.	If an Ordinary Shareholder intends to Transfer (in this Article, the “Offeror”) any of its Equity Securities in the Company to a transferor which is not a Permitted Transferee of such Shareholder (in this Article, the “Offered Shares”), it shall first offer (in this Article, the “Offer”) such Offered Shares to the other Ordinary Shareholder(s), excluding the Minority Shareholder(s) (in this Article, the “Offerees”), by delivering a notice thereto setting forth the terms and conditions to such proposed Transfer (in this Article, the “Notice”), including the price per Offered Share, the number of Offered Shares, the payment terms and other applicable terms, if any. The Offerees may accept the Offer by delivering, within a thirty (30) day period from the date of receipt of the Notice (in this Article, the “Response Period”), an acceptance notice agreeing to the Offer and setting forth the maximum number of Offered Shares such Offeree undertakes to purchase under the terms of the Notice (in this Article, the “Acceptance Notice”). Such Acceptance Notice shall be deemed unconditional and irrevocable. A failure to accept the Offer in writing within said 30-day period shall be deemed a waiver of such right of first offer in respect of such Offer.

12.2.2.	If the Acceptance Notices, in the aggregate, are in respect of all of, or more than all of, the Offered Shares, then the accepting Offerees shall acquire the Offered Shares, on the terms aforementioned, in proportion to their respective ownership of the outstanding shares of the Company, provided that no accepting Offerees shall be entitled to acquire under the provisions of this Article more than the number of Offered Shares initially accepted by such Offeree, and upon the allocation to it of the full number of Offered Shares so accepted, it shall be disregarded in any subsequent computations and allocations hereunder. Any shares remaining after the computation of such respective entitlements shall be re-allocated among the accepting Offerees (other than those to be disregarded as aforesaid), in the same manner, until one hundred percent (100%) of the Offered Shares have been allocated as aforesaid. The accepting Offerees shall then be obligated to transfer the consideration for their respective share in the Offered Shares, and consummate the purchase of such Offered Shares on the terms and conditions set forth in the Notice, within sixty (60) days after the expiration of the Response Period. The Offeror shall deliver the Offered Shares to the accepting Offerees, free and clear of any Security Interest other than those created by these Articles and the Shareholders Agreement.

12.2.3.	If the Acceptance Notices, in the aggregate, are in respect of less than all of the Offered Shares, or if the Offerees do not respond at all to the Offer within the said 30-day period, then the Offeror may sell and transfer all the Offered Shares to a third party, at the price and on the terms and conditions as specified in the Notice or at a greater price and on terms and conditions not more advantageous to such third party, within one hundred and eighty (180) days after the expiration of the Response Period or after the actual day when all the Offerees gave notice of their refusal to purchase all of the Offered Shares (or their acceptance of less than all of the Offered Shares), whichever is the earlier. If the Offeror does not sell and transfer such Offered Shares to a third party within the aforesaid 180-day period, or it wishes to sell or transfer the Offered Shares on terms and conditions more favorable to a transferee than those stated in the Notice, it shall again offer the Offered Shares first to the Offeree(s), in accordance with the provisions of this Article 12.2.

12.2.4.	This Article 12.2 shall also apply to the sale of Equity Securities by a receiver, liquidator, trustee in bankruptcy, administrator of an estate, executor of a will, etc.

12.2.5.	This Article 12.2 shall expire upon the consummation of an IPO. This Article 12.2 shall not apply in case of a drag along pursuant to Article 12.4.

12.3.	Tag-Along

12.3.1.	If Oran Shilo or any of its Permitted Transferees or, only in the event of a Qualifying Sale (as defined below) by L Catterton, L Catterton or its Permitted Transferees (a “Selling Shareholder”) wishes to Transfer to any Person, other than to its Permitted Transferees, all or any of its Equity Securities in the Company including to a third party pursuant to Article 12.2.3 above (for the purpose of this Article 12.3 the “Offered Shares”), then such Selling Shareholder shall notify, (a) in case that the Selling Shareholder is Oran Shilo or any of its Permitted Transferees, L Catterton and, subject to the Transfer being a Qualifying Sale by Oran Shilo or its Permitted Transferees, also the Shareholders that were initially issued with Redeemable A Shares, and (b) in case of a Qualifying Sale by L Catterton, Shareholders that were initially issued with Redeemable A Shares (each of the offerees referred to in (a) or (b), as applicable, the “Offered Shareholders”), of the proposed sale (the “Proposed Transaction”), by delivering the Offered Shareholders a written notice, stating therein the identity of the purchaser and the proposed price, terms of payment and other terms of sale of the Offered Shares (in this Article 12.3, the “Notice”). For the avoidance of doubt, the Selling Shareholder shall first comply with Article 12.2 (Right of First Offer) before complying with this Article 12.3 (Tag-Along). "Qualifying Sale" means a sale pursuant to which the Offered Shares comprise more than 10% of the issued and outstanding share capital of the Company at the time of such offer.

12.3.2.	Upon receipt of the Notice, Offered Shareholders shall be entitled to notify such Selling Shareholder, by delivering a written notice to such Selling Shareholder (the “Participation Notice”) within thirty (30) days after receipt of the Notice (the “Tag-Along Period”), that it wishes to participate in such Selling Shareholder’s sale of the Offered Shares, and to sell to the proposed purchaser up to that number of shares owned by it determined by multiplying the total number of Offered Shares by a fraction the numerator of which is the number of shares owned by the Offered Shareholder and the denominator of which is the total number of Equity Securities (calculated on a Fully-Diluted Basis) owned by all Offered Shareholders and the Selling Shareholder. The sale shall be effected under the same terms and conditions (including the same price per share, warranties, holdbacks, covenants and indemnities) set out in the Notice. A Participation Notice shall be unconditional and irrevocable. A failure by an Offered Shareholder to deliver a Participation Notice to such Selling Shareholder within the Tag-Along Period shall be deemed a waiver by the Offered Shareholder of its tag-along right with respect to such Proposed Transaction.

12.3.3.	To the extent an Offered Shareholder exercises its tag-along right pursuant to this Article 12.3, the number of the Offered Shares that such Selling Shareholder may sell pursuant to the Proposed Transaction shall be correspondingly reduced. At the closing of the sale of the Offered Shares to the purchaser, such Selling Shareholder shall transfer its Offered Shares to the purchaser only if the purchaser concurrently therewith purchases, on the same terms and conditions specified in the Notice, all of the shares as to which a Participation Notice has been delivered. An Offered Shareholder shall deliver its portion of the Offered Shares to the purchaser, free and clear of any Security Interest other than those created by these Articles and the Shareholders Agreement.

12.3.4.	If an Offered Shareholder does not deliver a Participation Notice within the Tag-Along Period, or otherwise waives its right to tag-along pursuant to the terms hereof, then such Selling Shareholder shall be entitled to Transfer the Offered Shares to the third-party purchaser, provided, however, that in no event shall such Selling Shareholder Transfer any of the Offered Shares on terms more favorable to such Selling Shareholder than those stated in the Notice, and, provided, further, that any of the Offered Shares not Transferred within one hundred and twenty (120) days after the expiration of the Tag-Along Period (which period shall extend by up to additional sixty (60) days if the cause for the delay in the Transfer is a delay in receipt of a regulatory consent required under applicable law, if any) shall be subject again to the provisions of this Article 12.3.

12.3.5.	This Article 12.3 shall expire upon the consummation of an IPO. This this Article 12.3 shall not apply in case of a drag along pursuant to Article 12.4.

12.4.	Drag Along

Subject to the provisions of Article 22 (Protective Covenants) below to the extent applicable, but notwithstanding the provisions of Articles 12.2 and 12.3 above:

12.4.1.	In the event that the Board of Directors, or the Shareholders of the Company, as applicable, approve, pursuant to the relevant sections of the Shareholders Agreement, a binding offer (in this Article 12.4, the “Offer”) received from any Person(s) who is not an Affiliate or Permitted Transferee of a Shareholder (an “Acquirer”), to effect a transaction or a series of related transactions resulting in the purchase of all or substantially all of the shares or assets of the Company, whether effected by way of a share sale, asset sale, merger, acquisition or otherwise (in this Article 12.4, the “Proposed Transaction”), then all Shareholders shall be compelled: (i) if asked to do so by the Company, the Board of Directors, the Shareholders’ meeting or by the Acquirer, to sell all of its shares and other Equity Securities in the Company to the Acquirer, free and clear of any Security Interest other than those created by the Shareholders Agreement and this Articles, and under the same terms stated in the Offer (including the same price per Share, warranties, holdbacks, covenants and indemnities), and (ii) not to oppose such Proposed Transaction and, if applicable, vote all of their shares in favor of such Proposed Transaction.

12.4.2.	If compelled to sell, at the closing of the Proposed Transaction, the Shareholders shall (to the extent required by the Company or the Acquirer) deliver certificates evidencing its ownership of the shares (or Equity Securities, as applicable) being sold by them, accompanied by a duly executed written instruments of transfer in form satisfactory to the Acquirer, against delivery of the closing purchase price therefor and take any other actions and sign any other document reasonably necessary to effect such Proposed Transaction.

12.4.3.	The Shareholders hereby agree that the provisions of Section 341 of the Companies Law shall not apply to them, to the extent such provisions may be waived. Without derogating from the aforesaid and in addition to it, to the extent that the provisions of Section 341 of the Companies Law cannot be waived, (i) the majority required for a forced sale pursuant to Sections 341(d) of the Companies Law shall be 50% of the voting rights in the Company and for the purpose of Section 8.5 of the Shareholders Agreement (and for that purpose only), it shall be the holdings of L Catterton in the Company at the relevant time it exercises its drag right pursuant to that Section, and (ii) to the extent permitted by law, the notices that should be sent by the Acquirer according to the provisions set forth in Section 341(a) and 341(c) of the Companies Law may be sent by either the Acquirer or the Company and the time frame set forth in the aforementioned provisions for sending each of such notices under Section 341, shall not be limited to the time frame specified therein.

12.4.4.	In the event of a conflict between the provisions of (or the exercise of rights pursuant to) this Article 12.4 (Drag Along) and the provisions of Article 12.3 (Tag Along), then the provisions of this Article 12.4 shall prevail.

12.5.	Transfer to Permitted Transferees; Permitted Pledge

12.5.1.	Notwithstanding any provision to the contrary in this Article 12 (other than Article 12.1.4), an Ordinary Shareholder shall have the right to (x) pledge or encumber its shares in connection with a loan made to the Company or any of its Subsidiaries, and (y) Transfer all or part of its shares or other Equity Securities (together with its rights under the Shareholders Agreement and subject to Article 12.1.3 above) to its Permitted Transferees, provided that (a) such Permitted Transferee has agreed In Writing (i) to adhere to and observe the provisions of the Shareholders Agreement as if such Permitted Transferee was the Transferor, and (ii) to Transfer such shares back to the Shareholder which held such shares initially in the event such Permitted Transferee ceases at any time to be a Permitted Transferee of such Shareholder, and (b) such Shareholder shall ipso facto be deemed to have agreed to guarantee performance by such Permitted Transferee of its obligations pursuant to clause (a). Oran Shilo and their Permitted Transferees may pledge or encumber their shares in connection with a Permitted Pledge, provided that as a condition to such pledge, the pledgee (and any person acquiring said pledged shares pursuant to the realization of such pledge) shall agree to adhere to the provisions of Article 12.4 (Drag Along) and allow for the transfer of the pledged shares in the circumstances of Section 12.4 when they are free and clear of any Security Interest (it being clarified that in such event, the pledgee may maintain its rights in the proceeds received from the sale of the shares in accordance with its pledge agreement with the pledgor).

13.	Preemptive Rights and Financing

13.1.	Prior to the consummation of an IPO, if the Board of Directors resolves to issue or sell any New Securities (as defined below) or to accept a shareholders’ loan from one or more of the Shareholders (including in either case in connection with a Distress Fund Raising, a “Financing”), the Company shall, before such issuance of New Securities or such extension of Financing, offer to each Shareholder (in this Article 13 and its sub-articles, the term “Shareholder” – shall exclude any Minority Shareholder) the right to purchase a pro-rata share of the New Securities or to provide the pro-rata share of the Financing in accordance with the provisions of this Article 13. For the avoidance of doubt, the Company shall be obligated to offer the preemptive rights under this Article 13 with respect to any Distress Fund Raising that contemplates the issuance of New Securities or is in the form of a Financing.

A Shareholder’s pro-rata share, for purposes of this Article 13, is the ratio between: (i) the number of the issued and outstanding shares owned by such Shareholder immediately prior to the issuance of the New Securities or the extension of the Financing; and (ii) the total number of issued and outstanding shares owned by all Shareholders immediately prior to the issuance of the New Securities or the extension of the Financing.

For the purpose of this Article 13, the term “New Securities” shall mean shares, whether now or hereafter authorized, and any other Equity Securities; provided, however, that New Securities shall not include: (i) shares issued in connection with any share split, share dividend, recapitalization, reclassification, issuance of bonus shares or similar recapitalization event by the Company approved, if required, pursuant to Article 22; (ii) shares or options issued to employees, directors, officers or consultants, other than any of the Shareholders or Oran Holtzman, pursuant to a share option plan or incentive plan approved by the Board of Directors and which provides for aggregate issuances under all such plans of not more than a number of Equity Securities equal to 5% of the total number of shares on a Fully-Diluted Basis (collectively “Equity Grants”) and provided further that if the Company seeks to issue Equity Grants in excess of the 5% threshold it shall be entitled to do so for as long as any such excess issuance beyond the 5% shall not dilute L Catterton’s then outstanding holding in the Company; (iii) shares or other Equity Securities issued to a Person or its shareholders pursuant to the acquisition of such Person by the Company or any of its subsidiaries (including by way of a merger or share swap) or purchase of all or substantially all of the assets of such Person by the Company or its subsidiaries approved, if required, pursuant to Article 22; or (iv) Equity Securities issued to a lending institution in connection with a loan or credit facility approved, if required, pursuant to Article 22.

13.2.	In the event the Company proposes to undertake an issuance of New Securities or to raise Financing, it shall give each Shareholder written notice of its intention, describing the type of Equity Securities or Financing, their price, amount and the general terms upon which the Company proposes to issue or raise the same (in this Article 13, the “Notice”). Each Shareholder shall have thirty (30) days after the receipt of Notice to agree to purchase all (and not only part) of such Shareholder’s pro rata share of such New Securities or to provide all (and not only part of) such Shareholder’s pro rata share of the Financing, for the price and/or upon the terms specified in the Notice, by giving a written notice to the Company (in this Article 13, the “Acceptance Notice”). An Acceptance Notice shall be unconditional and irrevocable. Any failure by a Shareholder to send to the Company an Acceptance Notice within such 30-day period shall be deemed as an irrevocable waiver of such Shareholder’s right to participate in purchase of the New Securities or the extension of the Financing described in the Notice. In the event of a Financing or issuance of New Securities which is made as part of a Distress Fund Raising (and only in such event), then to the extent that any New Securities or portion of the Financing remains available (because one or more Shareholder did not deliver an Acceptance Notice), such remaining New Securities or portion of the Financing shall be re-allocated among those Shareholders who have provided an Acceptance Notice, pro rata among such Shareholders or in such other proportions as agreed by such Shareholders.

13.3.	In the event that the Shareholders fail to exercise in full their preemptive right within the said 30-day period, the Company shall have one hundred and eighty (180) days thereafter to sell or enter into an agreement to sell the un-exercised portion of the New Securities or obtain the portion of the Financing which was not provided by the Shareholders, at a price not more favorable to the third party purchasers or lenders than those specified in the Notice. In the event the Company has not sold or entered into an agreement to sell the New Securities or has not obtained the Financing in accordance with the foregoing terms within the said 180-day period, the Company shall not thereafter issue or sell any New Securities or raise any Financing without first offering such securities or seeking such Financing from the Shareholders, in accordance with the terms of this Article 13.

13.4.	The rights set forth in this Article may be assigned, in whole or in part, by a Shareholder to its Permitted Transferees, subject to such Permitted Transferee agreement to adhere and observe the provisions of the Shareholders Agreement as set forth in Article 12.5.

13.5.	Section 290(a) of the Companies Law shall not apply to the Company and only the provisions of this Article 13 shall apply.

PART D - GENERAL MEETINGS

14.	Convening a General Meeting

14.1.	Subject to compliance with the applicable laws, at least seven (7) days’ notice of each Shareholders’ meeting must be given to each Shareholder holding Ordinary Shares (then entitled to receive an invitation and to participate and vote in General Meetings pursuant to these Articles) specifying the date, time and place of the meeting, and the business to be transacted thereat shall be given In Writing and sent by electronic mail or by overnight courier, except that in the event that the Chairman (as defined below) determines that there is an urgent matter on the agenda, a Written notice of the meeting of the Shareholders may be dispatched to all Shareholders not less than forty-eight (48) hours before the Shareholders’ meeting.

14.2.	If all Shareholders agree In Writing to a shorter period of notice, then any meeting called at such shorter period of notice shall be deemed to be properly called.

14.3.	Unless all the Shareholders agree otherwise, no business may be transacted at a Shareholders’ meeting other than as set out in the notice of meeting delivered to the Shareholders.

14.4.	The quorum required to commence a General Meeting shall consist of Shareholders holding the majority of the voting rights in the Company (provided that one of whom must be L Catterton), provided that if a quorum is not present at a General Meeting within thirty (30) minutes of the time set for such General Meeting, the meeting shall be adjourned and postponed by seven (7) days. If a quorum is not present at such reconvened meeting of the General Meeting within thirty (30) minutes of the time set for such reconvened meeting, such reconvened meeting shall again be adjourned and postponed to the same time three (3) days thereafter and at such second reconvened meeting the attendance of any Shareholder(s) holding the majority of the voting rights the Company will qualify as a quorum irrespective of whether L Catterton is represented at such second reconvened meeting.

14.5.	Subject to the provisions of Article 22 (Protective Covenants) hereof, to the extent applicable, resolutions at General Meetings shall be adopted by a majority of the votes of the Shareholders present at such General Meeting. Each Shareholder shall have one (1) vote for each Class A Share held by such Shareholder and ten (10) votes for each Class B Share held by such Shareholder.

14.6.	Unless otherwise expressly directed by a court of competent jurisdiction the provisions of these Articles shall apply, with such changes as shall be required in the circumstances, to the convening, conduct and proceedings of a General Meeting convened by order of a court of competent jurisdiction and of a General Meeting lawfully convened other than by the Board of Directors, and to any vote at such meeting.

15.	Notices to Shareholders

15.1.	Each Shareholder may waive his right to receive notice or his right to receive a notice at any specified time, and may agree that a General Meeting be convened and decisions taken thereat even though he or she has not received notice of the meeting or has not received notice within a specified time, in each case subject to the provisions of any law prohibiting a waiver or agreement of this nature.

15.2.	The Company may give notice to joint holders of any share by notice to the joint holder whose name first appears on the Register of Shareholders with respect to that share.

15.3.	The validity of any resolutions carried at a General Meeting shall not be affected if the Company, by oversight, has not sent a notice of the convening of the meeting to a shareholder entitled to receive written notice of the convening the meeting, or has sent an incomplete or incorrect notice regarding the convening of the meeting or its agenda, or has not served a notice as aforesaid to the shareholder or has delayed in sending or delivering the said notice.

15.4.	Any document or notice delivered by the Company in accordance with the provisions of these Articles shall be deemed to have been properly served notwithstanding the death, bankruptcy or liquidation of that Shareholder (whether or not the Company knew of the circumstances) so long as no other Person has been registered in his place as Shareholder in the Register of Shareholders, and delivery or service as aforesaid shall be deemed sufficient for all purposes with respect to any Person who claims to be entitled to the shares in question.

16.	Voting by Proxy and in Other Manners

16.1.	A resolution In Writing signed by all the Shareholders of the Company then entitled to attend and vote at General Meetings or to which all such Shareholders have given their Written consent shall be deemed to have been unanimously adopted by a General Meeting duly convened and held.

16.2.	A General Meeting may be held via any means of communication - provided that the Shareholders participating therein can hear one another at the same time - or in any other manner permitted by law.

16.3.	A corporation which is a Shareholder in the Company may authorize a representative of such corporation to be its representative at any meeting of the Company. A person authorized as aforesaid shall be entitled to make use, on behalf of the corporation that he represents, of the same powers which the corporation itself could have used if it was an individual Shareholder in the Company.

16.4.	In the case of joint holders of a share, the vote of the principal joint holder shall be accepted by the Company, whether given in person or by proxy, and the vote of the remaining joint holders shall not be accepted. For the purpose of this Article, the principal joint holder shall be deemed to be the shareholder whose name first appears in the Register of Shareholders with respect to the relevant shares.

16.5.	A Shareholder may appoint a proxy to vote in his place and the proxy need not be a Shareholder in the Company. The appointment of a proxy shall be In Writing signed by the person making the appointment or by an attorney authorized for this purpose, and if the person making the appointment is a corporation, by a person or persons authorized to bind the corporation.

16.6.	The document appointing the proxy to vote (the “Appointment”) and power of attorney (if any) pursuant to which the Appointment has been signed, or a copy thereof certified to the satisfaction of the Board of Directors, shall be deposited in the Office or at the location set for the meeting not less than forty eight (48) hours before the time of the meeting at which the person specified in the Appointment is due to vote, or shall be delivered by hand to the chairman at the commencement of the meeting provided that the chairman of the meeting may waive this requirement for any meeting.

16.7.	A Shareholder holding more than one share may appoint more than one proxy, subject to the following provisions:

(a)	The Appointment shall indicate the class and number of shares in respect of which it is given;

(b)	If the number of the shares of any class specified in the Appointments that have been given by one Shareholder exceeds the number of shares of that class held by him, all of the Appointments given by that Shareholder shall be void;

(c)	If only one proxy is appointed by the Shareholder and the Appointment does not indicate the number and class of shares in respect of which it is given, the Appointment shall be deemed to have been given with respect to all of the shares owned by the Shareholder at the time for determining the entitlement to participate and vote in the meeting (if the Appointment is given for a specific meeting) or in respect of all of the shares held by the Shareholder at the date of depositing the appointment with the Company or on the date of delivery to the chairman of the meeting, as the case may be. In the event that an Appointment is given with respect to a number of shares less than the number of shares held by the Shareholder, the Shareholder shall be deemed to have abstained from voting with respect to the remainder of the shares that he owns and the Appointment shall be valid with respect to the number of shares specified therein.

16.8.	Each Appointment of a proxy, whether for a specific meeting or otherwise, shall, to the extent that the circumstances permit, be substantially in the following form:

"I, _________ (I.D. Number/Company Number _________) of ___________________, in my capacity as shareholder in _________________ Limited, hereby appoint _______, (I.D. Number/Company Number _______________) of______________, or in his/her absence, _________________, (I.D. Number/Company Number _____________) of ______________, to vote on my behalf and in my name with respect to _________ Class __ shares held by me at the (annual/special) meeting of the Company that shall be held on the ____ day of ________, and at any adjournment of such meeting.

In witness whereof I have signed hereon this ___ day of _________.

_____________________

Name and Signature"

16.9.	A vote cast pursuant to an Appointment appointing a proxy shall be valid notwithstanding the death of the person making the Appointment or the cancellation of the power of attorney or the Transfer of the share in respect of which the vote is cast as aforesaid unless notice in writing of the death, cancellation or Transfer as aforesaid has been received in the Office or by the chairman of the meeting, by the time of the vote.

PART E: THE BOARD OF DIRECTORS

17.	The Board of Directors, Appointment and Dismissal of Directors

17.1.	The Board of Directors shall consist of up to five (5) directors, which will be appointed as follows:

17.1.1.	For as long as L Catterton and its Permitted Transferees collectively hold at least the L Catterton Entitlement Holdings Threshold, L Catterton shall have the right to appoint two (2) directors to the Board of Directors; provided, however, that in the event that L Catterton and its Permitted Transferees collectively hold below the L Catterton Entitlement Holdings Threshold but collectively more than 30% of the L Catterton SPA Shares, L Catterton shall have the right to appoint one (1) director to the Board of Directors (each appointee of L Catterton shall be referred to as a “L Catterton Director” and collectively as the “L Catterton Directors”). The L Catterton Directors shall not be a legal or financial adviser of L Catterton or its Affiliates; provided, however, that, individuals employed by L Catterton or its Affiliates, including those in a legal or financing role, will not be restricted from serving as L Catterton Directors. The Company shall cause each of its Subsidiaries to maintain the same Board of Directors structure with the same representation of the Shareholders, to the extent permitted by applicable law of the jurisdiction in which such Subsidiary is formed.

17.1.2.	Oran Shilo and their Permitted Transferees, acting jointly, shall have the right to appoint three (3) directors to the Board of Directors, one of whom shall serve as the chairman of the Board of Directors (the “Chairman”). For so long as Oran Holtzman controls OS Investments, Oran Shilo shall appoint Oran Holtzman as one of its directors and Holtzman shall serve as Chairman.

17.2.	A Shareholder that is entitled to appoint a Director to the Board of Directors shall be entitled to dismiss or replace such Director. Appointment, dismissal and replacement of a Director shall be effected by furnishing a Written notification to the Company, signed by the Shareholder entitled to effect such appointment, replacement or removal, and shall become effective on the date fixed in the notice or upon receipt of the notice by the Company, whichever is later.

17.3.	All notices of meetings of the Board of Directors shall state the date, time and place of the meeting, and the nature of business proposed to be transacted thereat, and shall be given to all Directors in writing sent by electronic mail or by overnight courier. Notices of meeting of the Board of Directors shall be dispatched to all Directors not less than seven (7) days before the proposed date for such meeting, unless all the Directors agree In Writing to a shorter notice period. Notwithstanding the foregoing, in the event that the Chairman determines that there is an urgent material matter that requires action by the Board of Directors, a notice of the meeting of the Board of Directors may be dispatched to all Directors not less than twenty-four (24) hours before the Board of Directors meeting.

17.4.	If a Director has appointed an Alternate Director (as defined below) for himself, notice shall be provided both to the Director and to the Alternate Director. Notice to a Director which is a corporation shall be delivered to the Corporate Representative.

17.5.	The details of a Director, Alternate Director or Corporate Representative appearing in the Register of Directors which the Company maintains or which have been notified to the Company In Writing together with a request that these details be used for the purposes of delivery of notices, shall be the address and other details of the Director for the purposes of delivery of notices to him.

17.6.	Any member of the Board of Directors may participate and act at any meeting through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. The attendance of any Director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting. Notwithstanding the nature of the business set forth on the applicable notice, the Directors may transact business at a Board of Directors meeting other than as set out in the applicable notice of meeting delivered to the Directors. The Board of Directors shall meet at least bi-annually and at such other times as determined by the Chairman or pursuant to applicable law and, to the extent possible, the Directors will consult with each other regarding the scheduling of Board of Directors meetings.

17.7.	The quorum required to commence a meeting of the Board of Directors shall be a majority of the members of the Board of Directors then serving (provided that at least one of whom will be an L Catterton Director). If a quorum is not present at a meeting of the Board of Directors within thirty (30) minutes of the time set for such meeting, the meeting shall be adjourned and postponed to the same time three (3) days thereafter. If a quorum is not present at such reconvened meeting of the Board of Directors within thirty (30) minutes of the time set for such reconvened meeting, such reconvened meeting shall again be adjourned and postponed to the same time three (3) days thereafter. At any such second reconvened meeting (and only at such meeting), a majority of the Directors then serving shall constitute quorum, irrespective of whether an L Catterton Director is represented at such second reconvened meeting.

17.8.	Subject to the provisions of Article 22 (Protective Covenants) hereof: (a) the Board of Directors may take action upon a majority of the votes of the members of the Board of Directors present at a meeting of the Board of Directors at which quorum as provided in Article 18.7 is present, and (b) each member of the Board of Directors shall have one (1) vote at all meetings of the Board of Directors attended by him or her; provided, however, that (x) Oran Holtzman, for the period he is a Director, shall have such number of additional votes (in addition to his own vote) that equals to the number of the Directors that Oran Shilo is entitled to appoint, but has failed to so appoint at that time (and/or that Oran Shilo has appointed, but who failed to attend the relevant meeting) and (y) to the extent L Catterton is entitled to appoint two Directors pursuant to Section18.1.1, any L Catterton director who is appointed shall be entitled to an additional vote in the event the second L Catterton Director has not been appointed (or that has been appointed, but failed to attend the relevant meeting).

17.9.	The Company shall reimburse the Directors for their respective reasonable out-of-pocket expenses incurred in attending Board of Directors meetings or meetings of Board of Directors committees, promptly upon presentation of receipts. Subject to the foregoing, Directors shall not be entitled to any per-diem or other remuneration in connection with their service on the Board of Directors.

17.10.	Subject to the provisions of any law, a Director who has ceased to serve as Director is eligible to be re-appointed.

17.11.	Subject to the provisions of any law, the office of a Director shall be vacated (including the office of an Alternate Director and a Corporate Representative) automatically in each of the following events:

(a)	upon his death;

(b)	if he is declared to be legally incompetent;

(c)	if he is declared bankrupt, or if the Director is a corporation, if a liquidator, receiver, special manager or trustee (in each case temporary or permanent) is appointed for the corporation or its assets within the context of a creditors scheme of arrangement or an order of stay of proceedings;

(d)	if he resigns from office by written notice to the Company, the Chairman or the Board of Directors, in which case the office of the Director shall be vacated on the date of service of notice or at such later date specified in the notice;

(e)	if his term of office has terminated in accordance with the provisions of these Articles;

(f)	if the Director is convicted in a final judgment of an offence of a nature which disqualifies a person from serving as a company director; or

(g)	if a court of competent jurisdiction decides to terminate his office in a decision or judgment for which no stay of enforcement granted.

18.	Alternate Director and Corporate Representative

18.1.	Subject to any limitations set forth in Article 18.1, a Director may at any time appoint an alternate (the “A1ternate Director”) who is fit to serve as Director and meets the requirements for such position in accordance with these Articles and the Shareholders Agreement. So long as the appointment of the Alternate Director remains in force, the Alternate Director alone is entitled to participate in any meeting of the Board of Directors and he shall have all of the duties, rights and authorities (other than the authority to appoint an alternate for himself) which the Director who appointed him has, but without thereby limiting the liability under any law of the Director who appointed him.

18.2.	A person who at that time is serving as a Director or an Alternate Director of another Director may be appointed as an Alternate Director. In addition, a Director may be appointed as an Alternate Director for a member of a committee of the Board of Directors, provided that such Director to be appointed as such is not a member of the committee of the Board of Directors.

18.3.	The appointment of an Alternate Director and the cancellation thereof shall be by written notice that the appointing Director shall deliver to the Company. The appointment and cancellation of appointment shall come into effect on the later of the date of delivery of the notice to the Company or the date specified in the notice.

18.4.	A Director who appoints an Alternate Director may at any time cancel the appointment. In addition, the office of Alternate Director shall be vacated whenever the Alternate Director notifies the Company in Writing of his resignation from office as Alternate Director, with effect from the date of his notice or whenever the Director who has appointed the Alternate Director ceases to be a Director of the Company for whatever reason.

18.5.	A corporation which acts as Director or Alternate Director shall appoint an individual who is qualified to be appointed as a Director to act on its behalf on the Board of Directors (the “Corporate Representative”).

18.6.	The appointment of a Corporate Representative and the cancellation thereof shall be by notice in Writing which the appointing corporation shall deliver to the Company, and shall come into effect on the later of the date of service of notice to the Company or on the date specified in the notice.

18.7.	The appointing corporation shall not be entitled to the rights or authorities of a Director at a time at which the corporation has no validly appointed Corporate Representative.

19.	Chairman of the Board of Directors

19.1.	The Chairman will serve as the chairman of the General Meetings of the Company. If the Board of Directors has no Chairman or if he is not present fifteen (15) minutes from the time stated for the commencement of the meeting, the Shareholders present at the meeting may choose someone amongst them to chair the meeting. The office of Chairman shall not, by itself, entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote (without derogating, however, from the rights of such Chairman to vote as a Shareholder or proxy of a Shareholder if, in fact, he is also a Shareholder or such proxy).

19.2.	At a meeting of the Board of Directors, only those matters specified in the notice convening the meeting shall be discussed, unless all of the members of the Board of Directors agree to discuss additional matters.

19.3.	The agenda of meetings of the Board of Directors shall be fixed by the Chairman of the Board of Directors and shall include:

(a)	matters determined by the Chairman;

(b)	matters specified by the Person at whose request the meeting has been convened;

(c)	any matter which a Director or the General Manager has requested the Chairman to include on the agenda within a reasonable time prior to the convening of the meeting of the Board of Directors.

19.4.	The Directors may pass resolutions without actually meeting, provided that all the Directors entitled to participate in the discussion and vote on the matter brought for resolution have agreed that no meeting is required for such matter. A resolution in writing signed by all Directors or to which all the Directors have given their written consent, (by letter, facsimile, electronic mail or otherwise) shall be deemed to have been unanimously adopted by the Board of Directors duly convened and held.

19.5.	The Chairman or the person appointed by the Board of Directors or any person authorized by them shall record minutes of the decisions taken with or without the convening of the Board of Directors, including the resolution not to meet. The minutes shall be signed by the Chairman or the person appointed or authorized by the Board of Directors, as the case may be.

19.6.	Any action taken by or in accordance with a decision of the Board of Directors or by or in accordance with a decision of a committee of the Board of Directors or by a Director acting in his capacity as Director shall be valid and effective even if it is subsequently discovered that there was a defect in the appointment of any of the Directors or the election of any of the Directors or if all or one of them was disqualified, in each case as if each of the Directors had been lawfully elected and as if he was fully qualified to act as Director, Alternate Director, Corporate Representative or member of the said committee, as the case may be.

20.	Authority of the Board of Directors

20.1.	The Board of Directors shall set the policy guidelines for the Company and shall supervise the performance and activities of the CEO. The Board of Directors shall have the powers and authorities necessary, in the opinion of the Board of Directors, in order to carry out its duties fully and efficiently, all subject to the provisions set forth in these Articles.

20.2.	Subject to Article 22, the Board of Directors may exercise any authority of the Company which has not been delegated by these Articles or by law to the CEO or to the General Meeting, and such authority shall be deemed to have been delegated to the Board of Directors by these Articles.

20.3.	The power of the Board of Directors shall be subject to the provisions of any law, and to any Article or resolution that shall be adopted by the Company in General Meeting, provided that no such Article or resolution shall affect the validity of any action taken prior thereto by the Board of Directors or pursuant to a decision thereof which would have been legally valid but for the adoption of the said Article or resolution.

20.4.	The General Meeting may assume the authority vested in the Board of Directors (including the authorities vested in the Board of Directors in the absence of a General Manager) for a specific matter or for a specific period of time which will not exceed the period of time required under the circumstances of the matter.

21.	Committees of the Board of Directors

21.1.	In the event that the Board of Directors establishes a compensation committee and/or an audit committee or any other committees that serve functions similar to a compensation or audit committee (whether in accordance with the Companies Law or as the Board of Directors may otherwise charter), and L Catterton is entitled to appoint any directors to the Board of Directors pursuant to Article 18.1.1, L Catterton shall be entitled to appoint one (1) member to each such committee.

21.2.	A person who is not a Director may not serve as a member of any committee to which the Board of Directors has delegated any of its powers or authorities. A person who is not a Director may serve as a member of a committee established solely to advise the Board of Directors.

21.3.	Each committee of the Board of Directors must, in exercising its authority, comply with the directions of the Board of Directors.

21.4.	Unless the Board of Directors has determined otherwise, meetings, decisions and activities of the committees of the Board of Directors shall be conducted and convened in accordance with the provisions of these Articles which relate to the convening and conduct of meetings of the Board of Directors, the manner of adopting resolutions and the methods of operation of the Board of Directors, mutatis mutandis.

21.5.	Any decision adopted or action taken by any committee of the Board of Directors in accordance with the delegation of the powers of the Board of Directors to such committee shall be equivalent to a decision adopted or action taken by the Board of Directors itself. A decision or recommendation of a committee of the Board of Directors which requires approval of the Board of Directors, will be brought to the attention of the Directors a reasonable period of time prior to the meeting of the Board of Directors.

22.	Protective Covenants

Notwithstanding anything to the contrary set out herein or in the Shareholders Agreement, for so long as the holdings of L Catterton in the Company meet the L Catterton Entitlement Holdings Threshold, the Board of Directors or the Shareholders shall not adopt any resolution, and the Company shall not take, or permit any direct or indirect subsidiary of the Company (a “Subsidiary”) to take, any action on the below matters, without either (i) the written consent of L Catterton; or (ii) the consent of at least one (1) L Catterton Director (where such resolution is brought before the Board of Directors), or the consent of L Catterton (where such resolution is brought before the General Meeting):

22.1.	Any amendment or restatement of these Articles in a manner that could adversely affect any right attached to the L Catterton SPA Shares and/or the L Catterton 2019 SPA Shares (except as permitted pursuant to Section 11 of the Shareholders Agreement), including a reclassification of any outstanding Equity Securities into Senior Securities (as defined below), except that an authorization, classification or issuance of Equity Securities having rights, preferences or privileges as to dividends and liquidation superior to the L Catterton SPA Shares and/or the L Catterton 2019 SPA Shares (and which also may include any anti-dilution rights) will be permitted if it is made in the context of a Distress Fund Raising, provided, however, that in no event, including a Distress Fund Raising, shall the Company be permitted to (i) grant to any Person sale or exit rights (including rights of first offer or refusal, tag-rights and drag rights) that take priority over or otherwise adversely affect the rights granted to L Catterton contained herein (it being clarified that the grant of such rights to others that result in the pro-rata dilution of the rights of all Shareholders who are entitled to such right )other than a reduction of the percentage of Equity Securities that L Catterton may include in connection with a tag-along right as compared to the percentage that Oran Shilo may include in such sale) shall not be considered as taking priority over or otherwise adversely affecting the rights granted to L Catterton contained herein), (ii) grant any Person a tag-along sale right on the sale of, or grant any drag along rights over, the shares owned by L Catterton or its Permitted Transferees, or (iii) diminish or modify the pre-emptive rights under Article 13 or the other special right provided to L Catterton pursuant to the Shareholders Agreement (it being clarified that grant of pre-emptive rights to others that result in the pro-rata dilution of the rights of the all other shareholders’ pre-emptive entitlement shall not be considered as diminishing or modifying L Catterton’s rights under Article 13).

“Distress Fund Raising” means Company fund raising, whether by way of an issuance of Equity Securities, borrowing or otherwise, where the Company’s consolidated cash balance is less than US$ 3 million; provided, that the amount that may be raised at each Distress Fund Raising shall not exceed the amount required in order to achieve a cash balance of US$10 million following such Distress Fund Raising if the fund raising is being made in the form of non-convertible indebtedness or US$20 million if it is being made in the form of Equity Securities, it being expressly agreed that the Company can engage in a Distress Fund Raising (without the consent of L Catterton or a L Catterton Director, as the case may be) each time the Company has a cash balance of less than US$ 3 million;

“Senior Securities” means Equity Securities of the Company that have any right, preference or privilege senior or adverse to the L Catterton SPA Shares and/or the L Catterton 2019 SPA Shares with respect to liquidation preferences or dividend rights, or that provides for the granting of (w) special voting rights (i.e., which does not grant one vote for each share) or board representation not commensurate with the economic ownership percentage represented by such Equity Securities or anti-dilution rights, (x) sale or exit rights (including rights of first offer and refusal, tag-rights and drag rights) that take priority over or otherwise adversely affect the rights granted to L Catterton contained herein (it being clarified that the grant of such rights to others that result in the pro-rata dilution of the rights of all Shareholders who are entitled to such right, other than reduction of the number of Equity Securities that are offered by the Selling Shareholder to all other Shareholders who will be entitled to such right (other than a reduction of the percentage of the Equity Securities that L Catterton may include in connection with a tag-along right as compared to the percentage that Oran Shilo may include in such sale) shall not be considered as taking priority over or otherwise adversely affecting the rights granted to L Catterton contained herein), (y) a tag-along sale right on the sale of, or grant any drag along rights over, the shares owned by L Catterton or its Permitted Transferees, or (z) diminish or modify the pre-emptive rights under Article 13 or the other special right provided to L Catterton pursuant to the Shareholders Agreement (it being clarified that grant of pre-emptive rights to others that result in the pro-rata dilution of the rights of the all other shareholders’ pre-emptive entitlement shall not be considered as diminishing or modifying L Catterton’s rights under Article 13);

22.2.	Any authorization or issuance of Senior Securities, except if made in the context of a Distress Fund Raising (subject to the proviso at the end of Article 22.1 above);

22.3.	Any merger or sale of all or substantially all the Company’s assets or a merger or reorganization or consolidation of the Company with or into one or more other entities (whether pursuant to or in connection with a Strategic Partnership or otherwise), or any transaction under Article 12.4 other than: (i) if such actions do not result in a change to the ownership percentage of L Catterton in the surviving company as compared to its holdings in the Company immediately before such change (including a merger with a wholly owned subsidiary of the Company or any similar reorganization); (ii) solely for the purpose of changing the Company’s domicile, or (iii) if such actions result in L Catterton receiving consideration per L Catterton SPA Share and L Catterton 2019 SPA Share, as applicable, in value equal to (or higher than) three (3) times the Invested Capital in respect of each such Share then held and sold by L Catterton in such event. “Invested Capital”, for the purpose of the foregoing, means the weighted average price per L Catterton SPA Share and L Catterton 2019 SPA Share originally paid by L Catterton for each of these Shares under the SPA and the 2019 SPA, being US$ 6,929.71 (as adjusted for any Recapitalization Event occurring following the date of the 2019 SPA);

22.4.	Change the nature of the business of the Company and its subsidiaries, taken as a whole, including entering into the ownership, active management or operation of any line of business other than those engaged in by the Company as of the Closing Date of the SPA or the material reduction of the Company’s retail store consumer business, including a material reduction in the number of retail locations. For the avoidance of doubt, none of the businesses or actions, or the type of business or actions, contemplated within the Business Plan (as defined below) shall be regarded as a change to the nature of the Company’s business for the purpose of the foregoing;

22.5.	Make any loans or advances to (excluding loans or advances made in the ordinary course of business, e.g., trade payables), guarantees for the benefit of (excluding guarantees in the ordinary course of business, including, landlord and construction guarantees for budgeted store openings, regulatory\municipal related guarantees, etc.) or investments in, any Person, in an aggregate amount in excess of US$ 1,000,000;

22.6.	Acquire or enter into any agreement to acquire the business, activity or securities of another Person having a value of US$ 500,000;

22.7.	Incur any indebtedness in an aggregate amount exceeding US$ 5,000,000, other than trade debt incurred in the ordinary course of business and other than in the context of a Distress Fund Raising;

22.8.	Create, incur, assume or suffer to exist any liens over any of the assets of the Company or any of its subsidiaries, other than in respect of indebtedness which is not subject to a L Catterton, or L Catterton Director, consent pursuant to this Article 22;

22.9.	Enter into any transaction or agreement with any of (i) a Shareholder or an Affiliate of the Company, (ii) any Family Member of a Shareholder or any Affiliate, or (iii) any member of management (other than employment agreements) or any Affiliates or Family Members of Persons identified in clauses (i), (ii) or (iii), or amend or modify any such transaction or agreement, other than any transaction, agreement, amendment or modification which is made on an arms-length basis or which is between the Company and its subsidiary(ies) or between two or more of its subsidiaries; provided, however, notwithstanding the foregoing, that employment agreements (and any amendment or modification thereto) between the Company or any of its subsidiary, on the one hand, and Oran Holtzman, any Family Member of Oran Holtzman or any subsequent CEO of the Company, on the other hand, shall require the consent of a L Catterton Director;

22.10.	Declaration or payment of any dividend (including by way of redemption) in an amount that (a) if U.S. EBITDA for the most recently completed fiscal year less U.S. CapEx during such fiscal year is negative, exceeds 75% of the accumulated Non-U.S. EBITDA less Non-U.S. CapEx for the period commencing from January 1, 2017 through the date of declaration or payment of such dividend (less any dividends previously paid after the Closing Date (as such term is defined in the SPA)), or (b) if U.S. EBITDA for the most recently completed fiscal year less U.S. CapEx during such fiscal year is zero or positive, exceeds 50% of the consolidated Company’s (all Company operations (including in Israel and the U.S. Business)) then distributable profits at the end of such fiscal year as reflected in the audited and consolidated financial statements of the Company for such fiscal year; provided that in all events, immediately following the payment of any dividend pursuant to (a) or (b) above, the Company has (i) sufficient working capital for current operations as reasonably determined by the Board of Directors, and (ii) a consolidated Company cash balance of at least US$ 3 million of cash or cash equivalents;

22.11.	Hiring a CEO;

22.12.	Adoption of an annual budget (other than with respect to capital expenditures as set forth in Article 22.13) or plan that:

22.12.1.	during the period beginning on Closing Date of the SPA and ending on the fifth anniversary of the Closing Date of the SPA, calls for planned total operating expenses (i.e. all planned business expenditures reflected on the P&L budget (management accounts) between direct contribution and EBITDA, as calculated pursuant to the Shareholders Agreement) which materially, in the aggregate and not per expense, exceed (by more than 35%) in that year from what is set out in the five year business plan attached to the Shareholders Agreement (“Business Plan”) for that year; provided, however, that unused marketing expenses from the Business Plan in a certain year may be carried forward to the following year(s) and accordingly increase such deviation amount in a certain year which does not require consent pursuant to this Article; or

22.12.2.	would result in a consolidated Company cash balance (in accordance with the management forecast/budget (management accounts)) of less than US$ 3 million at any point during the fiscal year;

22.13.	Adoption of an annual capital expenditure plan/budget that:

22.13.1.	during the period beginning on Closing Date of the SPA and ending on the fifth anniversary of the Closing Date of the SPA, calls for a material annual increase (by more than $ 1.5 million) in the aggregate capital expenditures set forth in the Business Plan for that year; or

22.13.2.	would result in a consolidated Company cash balance (in accordance with the management forecast/budget (management accounts)) of less than US$ 3 million at any point during the fiscal year;

22.14.	Any material deviation (more than 25%) from the capital expenditure plan contemplated in the aforementioned annual budget or plan, or any capital expenditure in excess of US $100,000 (whether or not budgeted) that would result in a consolidated Company cash balance of less than US$ 3 million; or

22.15.	Change or replacement of the Company’s auditors, unless such replacement auditor is one of the “Big 4” international accounting firms, including their Israeli Affiliates.

PART F: THE CEO AND OFFICERS

23.	The Chief Executive Officer

23.1.	The Board of Directors of the Company may appoint one or more CEO for the Company. If a CEO is appointed, he shall have all of the authorities vested in the General Manager under these Articles. If no CEO is appointed, the Company shall be managed by the Board of Directors, and the Board of Directors shall have all of the authorities, rights and duties of the CEO.

23.2.	The CEO is responsible for the day-to-day management of the affairs of the Company within the framework of the policies set down by the Board of Directors and subject to its directions.

23.3.	The CEO shall have full managerial and operational authority to carry out all of the activities which the Company may carry on by law and under these Articles and which have not been vested by law or by these Articles in any other organ of the Company. The CEO shall be subject to the supervision of the Board of Directors.

23.4.	The CEO may, with the prior written approval of the Board of Directors, delegate his authority to another person who is subordinate to him.

23.5.	The Board of Directors may decide to transfer the authority vested in the CEO to the Board of Directors in a specific instance or for a specific period of time.

23.6.	The Board of Directors may direct the CEO how to act in a specific matter. If the CEO does not comply with the direction, the Board of Directors may exercise the authority necessary to carry out the direction in his place.

23.7.	The Board of Directors may exercise the authorities of the CEO if the CEO is incapable of performing them.

23.8.	The General Meeting may assume for itself the authorities vested in the CEO or transfer these authorities to the Board of Directors, for a specific matter or for a specific period of time.

24.	Secretary

The Board of Directors may appoint a Company secretary (the “Secretary”) and determine his or her duties and authorities. The Secretary, if appointed, shall be responsible to the Board of Directors and shall report to it.

25.	Insurance, Release and Indemnification of Officers

25.1	The Company may, from time to time and subject to any provision of law, enter into an agreement to insure an Officer against any liability, in whole or in part, that may be imposed upon such Officer as a result of an action carried out in his capacity as an Officer in each of the following cases:

(a)	breach of duty of care towards the Company or towards another Person;

(b)	breach of fiduciary duty towards the Company, provided that the Officer acted in good faith and had reasonable grounds to assume that the action would not harm the interests of the Company;

(c)	a monetary liability imposed on him in favour of a third party.

(d)	a payment which the Officer is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities Law, and expenses that the Officer incurred in connection with a proceeding under Chapters H’3, H’4, or I’1 of the Israeli Securities Law – 1968 (the “Securities Law”), including reasonable legal expenses, which term includes attorney fees, to the extent permissible under the Securities Law; and

(e)	any other circumstances arising under the law with respect to which the Company may, or will be able to, insure an Officer of the Company (including, without limitation, indemnification with respect to the matters referred to under Section 56h(b)(1) of the Securities Law and Section 50P of the Antitrust Law, 5758-1988, as amended, and any regulations promulgated thereunder (the “Antitrust Law”), if and to the extent permissible under the Antitrust Law applicable).

25.2	The Company may, from time to time and subject to any provision of law and to the maximum extent permitted under any applicable law, indemnify an Officer in respect of a liability or expense set out below which is imposed on him or incurred by him as a result of an action taken in his capacity as an Officer of the Company:

(a)	monetary liability imposed on him in favour of a third party by a judgment, including a settlement or a decision of an arbitrator which is given the force of a judgment by court order including a judgment imposed on such Officer in a compromise or in an arbitration decision approved by a competent court;

(b)	reasonable litigation expenses, including legal fees, incurred by the Officer as a result of an investigation or proceeding instituted against such Officer by a competent authority, which investigation or proceeding has ended without the filing of an indictment or in the imposition of financial liability in lieu of a criminal proceeding, or has ended in the imposition of a financial obligation in lieu of a criminal proceeding for an offence that does not require proof of criminal intent or in connection with monetary sanctions (without derogating from Article 26.1 above, the phrases "proceeding that has ended without the filing of an indictment" and "financial obligation in lieu of a criminal proceeding" shall have the meanings ascribed to such phrases in Section 260(a)(1a) of the Companies Law);

(c)	reasonable litigation expenses, including legal fees, which the Officer has incurred or is obliged to pay by the court in proceedings commenced against him by the Company or in its name or by any other person, or pursuant to criminal charges of which he is acquitted or criminal charges pursuant to which he is convicted of an offence which does not require proof of criminal intent;

(d)	a payment which the Officer is obligated to make to an injured party as set forth in Section 52(54)(a)(1(a) of the Securities Law, and expenses that the Officer incurred in connection with a proceeding under Chapters H’3, H’4, or I’1 of the Securities Law, including reasonable legal expenses, which term includes attorneys’ fees; and

(e)	any other liability or expense incurred or imposed because of an act performed in his/her capacity as an officer of the company, which may be indemnified under the provisions of any law.

25.3	The Company may, from time to time and subject to any provision of law:

(a)	undertake in advance to indemnify an Officer of the Company for any of the following:

(i)	any liability as set out in Article 26.2(a) above, provided that the undertaking to indemnify is limited to the classes of events which in the opinion of the Board of Directors can be anticipated in light of the Company’s activities at the time of giving the indemnification undertaking, and for an amount and/or criteria which the Board of Directors has determined are reasonable in the circumstances and, the events and the amounts or criteria that the Board of Directors deem reasonable in the circumstances at the time of giving of the undertaking are stated in the undertaking; or

(ii)	any liability stated in Article 26.2 (b) or (c) above;

(b)	indemnify an Officer after the occurrence of the event which is the subject of the indemnity.

25.4	Subject to the provisions of the Companies Law and to the extent permitted under law, the Company may release an Officer in advance from liability, in whole or in part, for damage suffered as a result of breach of duty of care of the Officer towards the Company, other than for a breach of care in connection with a Distribution (as defined in the Companies Law).

25.5	The above-mentioned provisions are not intended and shall not in any way limit the Company’s ability to enter into any contract of insurance or to grant a release from liability or an indemnity:

(a)	in connection with a person who is not an Officer, including employees, contractors or consultants of the Company who are not Officers;

(b)	in connection with Officers - to the extent that the insurance, release or indemnity is not prohibited by law.

25.6	Any amendment to the Companies Law or other applicable law adversely affecting the right of any Officer to be indemnified, insured or released pursuant to this Article 26 above shall be prospective in effect, and shall not affect the Company’s obligation or ability to indemnify or insure an Officer for any act or omission occurring prior to such amendment, unless otherwise provided by applicable law.

26.	Signature in the Name of the Company

The signature rights in the name of the Company shall be determined by the Board of Directors of the Company or in any other manner determined by the Board of Directors, generally, for a class of matters or for a specific matter. Any signature in the name of the Company shall be accompanied by the name of the Company. The authorized signatories do not have to be Directors of the Company.

PART G: MINUTES. REGISTERS AND BOOKS OF ACCOUNTS

27.	Minutes

27.1	The Board of Directors shall ensure that records of the following matters are duly maintained in books that shall be prepared for this purpose:

(a)	the names of Directors who are present at any meeting of the Board of Directors and at any meeting of a committee of the Board of Directors (including any decision of the Board of Directors or of its committees which is adopted without actually convening);

(b)	the names of the Shareholders participating in any General Meeting;

(c)	the instructions given by the Board of Directors to the committees of the Board of Directors; and

(d)	the proceedings and resolutions at General Meetings, meetings of the Board of Directors, and meetings of committees of the Board of Directors, including decisions adopted without actually convening.

27.2	Any minute of a meeting of the Board of Directors or of any committee of the Board of Directors or of the General Meeting of the Company which purports to be signed by the Director who chaired the meeting shall be prima facie evidence of the matters stated therein.

27.3	The Company shall maintain the records referred to in this Part G as required by law.

27.4	The minute book of General Meetings shall be open to inspection by the Shareholders of the Company at all reasonable times, and a copy thereof shall be sent to any Shareholder who so requests, subject to the procedures that the Board of Directors may specify from time to time regarding the times at which the minute book is open for inspection (including periods during which the minute book will be closed), regarding the authentification of the identity of the Shareholder and regarding any fee to be paid for inspection or delivery as aforesaid.

28.	Books and Registers of the Company

28.1	The Company shall comply with all of the provisions of the Companies Law in connection with the maintenance of the Register of Directors, the Register of Shareholders, the additional register of shareholders, the register of material shareholders and the Register of Charges.

28.2	Each book, register and registration that the Company must maintain in accordance with the provisions of the Companies Law or these Articles shall be made in regular books or by electronic means, as the General Manager shall determine, provided that the persons entitled to inspect them are able to receive copies of the documents.

28.3	The Company may, bearing in mind the provisions of the Companies Law and any other law, maintain in any other country a register of shareholders, and exercise all of the authorities mentioned in the Companies Law in connection with these registers, subject to the authority of the Minister of Justice to enact rules in connection with the administration of the Register of Shareholders.

28.4	If the Company elects to maintain an additional shareholders’ register outside Israel, it must indicate in the Register of Shareholders the number of shares that are registered in the additional share register, and the numbers of those shares if the shares are numbered.

28.5	The Company may close the Register of Shareholders and any other register which the Company maintains or shall maintain (whether by law, by agreement or at the election of the Company) in connection with any Equity Security of the Company, as the case may be, for such period of time as the Board of Directors deems fit, but no longer than for 30 Business Days in any year.

28.6	Subject to any provisions of law, the Company may determine a Record Date for the purposes of entitlement to receive invitations to General Meetings to participate and vote thereat and for the purposes of entitlement to dividends, bonus shares, participation in rights issuances and any other right, provided that this date shall not be more than 21 Business Days before the date set for the General Meeting, or the date in which the shareholders will be entitled to the other rights specified in this Article.

28.7	The Company may destroy any request for entering any change in the Register of Shareholders seven (7) years after the date of the change in the Register of Shareholders and there shall be a prima facie assumption that all requests for changes in the Register of Shareholders were valid and that any action taken by virtue or as a result thereof was lawfully taken.

PART H: AUDIT

29.	Auditor

29.1	At least once in each year, the financial statements of the Company shall be audited by an auditor or auditors who will express their opinion as to the financial statements. The fiscal year of the Company for its financial statements shall be the twelve calendar months ended December 31.

29.2	Subject to Article 22.15, the Company shall appoint at the Annual General Meeting an auditor or auditors to act in this capacity until the following Annual General Meeting, but the General Meeting may appoint an auditor to serve in this capacity for a longer period of time, not extending beyond the end of the third Annual General Meeting after the appointment. If the Company decides not to hold an Annual General Meeting, it may appoint an auditor for three annual audits beyond the date of the appointment.

29.3	Subject to the provisions of the Companies Law, any act of the auditors of the Company shall be valid with regard to any person acting in good faith with the Company notwithstanding any defect in the appointment or qualification of the auditor.

29.4	The fees of the auditor for the audit and for any additional services of the auditor that are not within the scope of the audit shall be determined by the Board of Directors. The Board of Directors shall report to the annual meeting the fees and other terms of engagement of the auditor.

PART I: RESERVES, DISTRIBUTIONS AND BONUS

SHARES

The provisions of Articles 30 to 31 below shall be subject to, and without derogating from, the provisions of Article 22 hereinabove.

30.	Reserves

30.1	The Board of Directors may at any time allocate such amounts as it sees fit from the Surplus Account to a reserve for the distribution of dividends, the distribution of Bonus Shares, for the acquisition of Equity Securities in the Company or for any other purpose as it sees fit. Likewise, the Board of Directors may direct the management of and the uses to which any reserve or part thereof is put, including of any reserve or part thereof for the business of the Company, without need to maintain such amount separate from the remaining assets of the Company.

30.2	The Board of Directors may transfer from time to time sums which have been set aside as a reserve as aforesaid to the Surplus Account.

30.3	The Board of Directors may from time to time, subject to the provisions of any law and the provisions of these Articles, change the purpose for which any capital reserve has been designated or the manner in which it is managed, to combine or split reserves and to transfer the amount of any capital reserve to the Surplus Account or to any other account in the accounting records of the Company. Notwithstanding the aforesaid, the Board of Directors may not transfer any amount from the share premium account other than to share capital of the Company or for the purposes of a Reduction of Capital.

31.	Distribution of Dividends and Bonus Shares

31.1	Each share, unless otherwise provided in the terms of issue of that share, shall entitle its holder to receive dividends and bonus shares if and when these are distributed, proportionate to the nominal value of shares which are paid up or deemed to be paid up, without taking into account any premium paid in respect thereof.

31.2	Subject to Article 22, a decision regarding a Distribution (as defined in the Companies Law) or the issuance of bonus shares shall be taken by the Board of Directors.

Subject to any provisions of law, the Company may determine a Record Date for the purposes of entitlement to receive any Distribution or bonus shares.

31.3	Unless the Board of Directors decides otherwise, the Company shall not pay interest on dividends including dividends which are paid after the date set for payment for whatever reason. The Board of Directors may decide from time to time in its absolute discretion, with regard to the payment of a specific dividend or class of dividends, to pay linkage differentials in respect of dividends paid after the date set for payment, based on a consumer price index or a rate of exchange of any foreign currency.

31.4	A dividend may be paid, in whole or in part, by way of distribution of assets of any kind. A distribution of assets as aforesaid shall be made by transfer, assignment, transfer of title, grant of a contractual or proprietary right or in any other manner as the Board of Directors shall direct.

31.5	If the Board of Directors decides to distribute a dividend, in whole or in part, by way of an allotment of shares in the Company to those entitled to receive the dividend at a price lower than the nominal value of those shares, the Company shall convert to share capital a portion of its Profits in respect of which the dividend was issued equal in amount to the difference between the nominal value of the said shares and the price paid therefor.

31.6	The Board of Directors may decide from time to time that all or part of the balance in the Surplus Account, the balance in the share premium account, the balance of any capital reserve that stands in credit or any other reserve included within the equity of the Company shall form part of the share capital of the Company and shall be considered to be payment in full for bonus shares of such class and number as the Board of Directors shall determine (in such amount, being not less than the nominal value of the shares, as the Board of Directors shall direct). The said bonus shares shall be allotted without payment, to the Shareholders of the Company who would have been entitled to receive the amount converted to share capital for the purpose of distribution of the bonus shares if that amount had been distributed by way of a cash dividend and in the same proportion.

31.7	The Board of Directors may, from time to time, transfer to the holders of Equity Securities issued by the Company that are convertible into shares of the Company, dividends, bonus shares or rights that are distributed by the Company as if the said Equity Securities had been converted into shares prior to the said distribution, in each case subject to the terms of issue of the said Equity Securities, the other provisions of these Articles and the obligations lawfully undertaken by the Company with respect thereto.

31.8	Subject to the provisions of Article 6.1.2, the Board of Directors may make any arrangements and take any actions necessary for the efficient and speedy implementation of the provisions of Article 32.7, to determine the rights which the holders of convertible Equity Securities shall receive and the manner in which they shall receive these rights and to carry out any adjustment necessary to the rights of the holders of the said Equity Securities as a result of any distribution of dividends, bonus shares or rights more than once, and to exercise any authority granted to the Board of Directors in connection with the distribution of dividends, bonus shares or rights to the shareholders in the Company, mutatis mutandis - all in the absolute discretion of the Board of Directors.

31.9	In order to implement any decision regarding the distribution of a dividend or bonus shares or in connection with the acquisition of Equity Securities of the Company, the Board of Directors may, subject to the provisions of Article 6.1.2:

(a)	resolve any difficulty that arises in connection with the aforesaid distribution as it sees fit, and take any steps that it deems appropriate in order to overcome such difficulty;

(b)	issue certificates for fractions of shares or to decide that shares in the Company which entitle the holder thereof to fractions of shares in an amount lower than the level fixed by the Board of Directors shall not entitle the holder to participate in that distribution, or to sell the fractions of shares and to pay the net proceeds of sale (after deduction of the expenses of sale and any tax that shall be payable in respect of the sale) to the persons entitled thereto;

(c)	sign or appoint Person to sign on behalf of the shareholders on any contract or other document required for the purpose of implementing a distribution, and in particular the Board of Directors shall be entitled to sign or appoint another person who shall be entitled to enter into and sign a written document as required by the Companies Law, and this contract shall bind the Company and the shareholders;

(d)	effect any arrangement which is, in the opinion of the Board of Directors, necessary in order to enable or facilitate the distribution.

31.10	Subject to the provisions of Article 6.1.2, the Board of Directors may determine from time to time the manner of payment of the dividends or the distribution of bonus shares and the arrangements therefore for each class of Shareholders. Without prejudice to the generality of the aforesaid, the Board of Directors may pay all dividends or monies due in respect of shares by sending cheques in the mail, and if the benefit is, in whole or in part, an asset or a right, by sending by mail any document confirming or creating the said right to the address of the shareholder as appearing in the Register of Shareholders. Any cheque or document sent as aforesaid shall be dispatched at the risk of the Shareholder.

31.11	The Board of Directors may delay any dividend, benefit, rights or amounts payable in connection with any shares which are subject to the Company’s lien or charge and to use the proceeds of realisation thereof to pay the debts in respect of which the Company has a lien or charge.

31.12	Subject to the provisions of Article 6.1.2, the Board of Directors may decide that bonus shares shall be of the same class of shares as those shares which entitle the holders thereof to participate in the distribution of bonus shares, or that all bonus shares shall be of a single class which shall be distributed to all persons entitled thereto without taking into account the class of shares which they hold, or that bonus shares be a combination of classes of shares.

31.13	The transferee of any shares shall not be entitled to any dividend or any other Distribution or entitlement to bonus shares which has been declared in respect of those shares after the date of transfer but before registration of the transfer in the Register of Shareholders, and in the event of a transfer of shares which is subject to the approval of the Board of Directors, before the date of said approval.

31.14	If the payment of the dividend is not demanded within seven (7) years from the date of the decision to distribute that dividend, the person entitled thereto shall be deemed to have waived the dividend and ownership thereof shall return to the Company.

31.15	The Board of Directors may deduct from any dividend, distribution or other monies which are to be paid to a shareholder (including to a person who is one of the joint holders of a share) any amounts due from such a person to the Company (either by that person alone or jointly with another person) in respect of any call on shares or any other indebtedness which the Shareholder owes to the Company in his capacity as Shareholder.

31.16	If there are a number of persons registered as joint holders of a share, each one may give a valid receipt to the Company for any dividend or bonus shares which is paid or transferred in respect of that share or in respect of any consideration which the Company shall pay for acquiring that share and for any other monies or benefit given in respect of that share or as a result thereof.

PART J: LIQUIDATION AND REORGANISATION

32.	Liquidation

32.1	Subject to the provisions of Section 319(1) of the Companies Ordinance, the General Meeting may adopt a resolution for the winding up of the Company, provided that the resolution is passed by the majority required by law, and in the absence of any legal requirement for a specific majority, by the majority required in accordance with these Articles.

32.2	If the Company is wound up and the assets available for distribution among the Shareholders are not sufficient for payment in full of the paid up share capital of the Company, the assets shall be distributed, as far as possible, so that the Shareholders will bear the losses proportionately to the share capital paid or that should have been paid by the commencement of the winding up and the number of shares held by the Shareholders.

32.3	If the Company is wound up and the assets available for distribution among the shareholders are more than sufficient for payment in full of the paid up share capital at the time of commencement of the winding up, the surplus shall be distributed among the Shareholders proportionately to the share capital paid or that should have been paid by the commencement of the winding up, and the number of shares held by the Shareholders. This Article shall not affect the rights of holders of any shares issued with special rights (for the purposes of the distribution of the assets of the Company at the time of a liquidation, any payments that have been made as share premium shall not be taken into account).

32.4	If the Company is wound up, by way of voluntary liquidation or otherwise, the liquidators may, if the approval of the General Meeting is given with the majority required by law, and in the absence of any legal requirement for a specific majority, by the majority required by these Articles, distribute any portion of the assets of the Company among the shareholders in specie, and the liquidators may, subject to receiving approval as aforesaid, deposit any part of the assets of the Company with trustees upon trust for the benefit of the Shareholders. A General Meeting that approves any distribution as aforesaid may also approve a distribution in a manner other than in accordance with the legal rights of the Shareholders and may grant special rights to any class of shareholders, provided that if a resolution is adopted authorizing any distribution other than in accordance with the legal rights of the Shareholders, a Shareholder who has been harmed thereby shall have the right to object in the same manner as if the resolution had been adopted by the majority required in Section 334 of the Companies Ordinance.

33.	Reorganization

In the event of the sale of the assets of the Company, the Directors (or the liquidators in the event of the liquidation, if they have been so authorized by a resolution passed by the General Meeting with the majority required by law) may receive fully paid or partly paid shares, debentures or any other Security Interests of another company, Israeli or foreign, whether existing or being established for the purpose of acquiring all or part of the assets of the Company. The Board of Directors or the liquidators may distribute in specie such shares or debentures or Security Interests or any other property of the Company among the shareholders without realizing the same or may deposit them on trust on behalf of the Shareholders. A decision of the General Meeting as aforesaid may also direct the distribution of cash, shares or other Security Interests, rights or property in a manner other than in accordance with the legal rights of the Shareholders (or participants in the Company) and may determine the value of any asset of the Company at such price and in such manner as the General Meeting shall direct. All of the Shareholders (or participants) shall accept the valuation or distribution approved as aforesaid and shall waive their existing rights other than in the event that the Company is about to enter into liquidation or is in the process of being wound up, and the legal rights (if any) under the Companies Ordinance or the Companies Law, as the case may be, cannot be varied or cancelled by the provisions of this Article.

PART K: NOTICES

34.	Presumption of Delivery of Notices

34.1	Unless expressly stated otherwise in these Articles, notices to be served under these Articles or in connection therewith shall be In Writing and signed by the person serving the notice.

34.2	A notice that is hand-delivered by the Company to an addressee at the address registered with the Company shall be deemed to have been received at the time of delivery to the addressee or at the time of deposit in the post box of the addressee.

34.3	A notice sent by facsimile, by electronic mail, via an internet site or other similar electronic means shall be deemed to have been received at the time of transmission unless the notice is transmitted on a day which is not a Business Day in which case it shall be deemed to have been received on the next following Business Day.

34.4	Confirmation of an Officer of the Company regarding the date and manner of delivery of a notice on behalf of the Company in accordance with or relating to these Articles shall be prima facie evidence of the facts stated therein.